                                                                    EXHIBIT 10.2


                                                                  EXECUTION COPY



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                         PACKARD BIOSCIENCE COMPANY and

                            THE SUBSIDIARY BORROWERS
                        FROM TIME TO TIME PARTIES HERETO

  ------------------------------------------------------------------------------

                                  $100,000,000

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                            Dated as of March 4, 1997

                                       and

                           Amended and Restated as of

                                 August 17, 2000


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                         BANC OF AMERICA SECURITIES LLC
                              AS SOLE LEAD ARRANGER
                                       and
                                  BOOK MANAGER

                               FLEET NATIONAL BANK
                              AS SYNDICATION AGENT

                      GENERAL ELECTRIC CAPITAL CORPORATION
                             AS DOCUMENTATION AGENT

                              BANK OF AMERICA, N.A.
                             AS ADMINISTRATIVE AGENT



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                                TABLE OF CONTENTS

                                                                            PAGE


SECTION 1. DEFINITIONS.........................................................6

      1.1 Defined Terms........................................................6
      1.2 Other Definitional Provisions.......................................31

SECTION 2. AMOUNT AND TERMS OF TERM LOAN AND REVOLVING CREDIT LOAN
      COMMITMENTS.............................................................31

      2.1 Term Loan Commitments...............................................31
      2.2 Procedure for Term Loan Borrowing...................................31
      2.3 Repayment of Term Loan..............................................31
      2.4 Revolving Credit Commitments........................................31
      2.5 Procedure for Revolving Credit Borrowing............................32

SECTION 3. LETTERS OF CREDIT..................................................33

      3.1 L/C Commitment......................................................33
      3.2 Procedure for Issuance of Letter of Credit..........................33
      3.3 Commissions, Fees and Other Charges.................................33
      3.4 L/C Participations..................................................34
      3.5 Reimbursement Obligation of Packard.................................35
      3.6 Obligations Absolute................................................35
      3.7 Letter of Credit Payments...........................................36
      3.8 Applications........................................................36
      3.8 Offshore Letters of Credit..........................................36


SECTION 4. AMOUNT AND TERMS OF FRONTED OFFSHORE REVOLVING CREDIT LOANS........37

      4.1 Fronted Offshore Revolving Credit Subfacility.......................37
      4.2 Procedure for Fronted Offshore Revolving Credit Loan Borrowings.....37
      4.3 Fronted Offshore Revolving Credit Loans Fees, Commissions and
            Other Charges.....................................................38
      4.4 Participations......................................................39
      4.5 Offshore Currency Spot Rate.........................................40
      4.6 Repayment of Fronted Offshore Revolving Credit Loans................40

SECTION 5. GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT.......41

      5.1 Commitment Fees, etc................................................41
      5.2 Termination or Reduction of Revolving Credit Commitments............41
      5.3 Optional Prepayments................................................41



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      5.4 Mandatory Term Loan Prepayments.....................................42
      5.5 Conversion and Continuation Options.................................44
      5.6 Minimum Amounts and Maximum Number of Eurodollar and Offshore
            Currency Tranches.................................................45
      5.7 Interest Rates and Payment Dates....................................45
      5.8 Computation of Interest and Fees....................................46
      5.9 Inability to Determine Interest Rate................................46
      5.10 Pro Rata Treatment and Payments....................................47
      5.11 Requirements of Law................................................48
      5.12 Taxes..............................................................50
      5.13 Indemnity..........................................................51
      5.14 Change of Lending Office...........................................52
      5.15 Subsidiary Borrowers...............................................52
      5.16 Replacement of Lenders under Certain Circumstances.................52

SECTION 6. REPRESENTATIONS AND WARRANTIES.....................................53

      6.1 Financial Condition.................................................53
      6.2 No Change...........................................................53
      6.3 Corporate Existence; Compliance with Law............................53
      6.4 Corporate Power, Authorization; Enforceable Obligations.............53
      6.5 No Legal Bar........................................................54
      6.6 No Material Litigation..............................................54
      6.7 No Default..........................................................54
      6.8 Ownership of Property; Liens........................................54
      6.9 Intellectual Property...............................................54
      6.10 Taxes..............................................................55
      6.11 Federal Regulations................................................55
      6.12 Labor Matters......................................................55
      6.13 ERISA..............................................................55
      6.14 Investment Company Act; Other Regulations..........................56
      6.15 Subsidiaries.......................................................56
      6.16 Restrictions on Distributions......................................56
      6.17 Use of Proceeds....................................................56
      6.18 Environmental Matters..............................................56
      6.19 Accuracy of Information, etc.......................................57
      6.20 Security Documents.................................................58
      6.21 Solvency...........................................................58
      6.22 Senior Indebtedness................................................58
      6.23 Regulation H.......................................................58
      6.24 Inactive Subsidiaries..............................................58

SECTION 7. CONDITIONS PRECEDENT...............................................58

      7.1 Conditions to Initial Extension of Credit...........................58
      7.2 Conditions to Each Extension of Credit..............................61
      7.3 Each Subsidiary Borrower Credit Event...............................61

                                       2

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SECTION 8. AFFIRMATIVE COVENANTS..............................................62

      8.1 Financial Statements................................................62
      8.2 Certificates; Other Information.....................................63
      8.3 Payment of Obligations..............................................64
      8.4 Conduct of Business and Maintenance of Existence, etc...............64
      8.5 Maintenance of Property; Insurance..................................65
      8.6 Inspection of Property; Books and Records; Discussions..............65
      8.7 Notices.............................................................65
      8.8 Environmental Laws..................................................66
      8.9 Additional Collateral, etc..........................................66
      8.10 Certain Post-Closing Matters.......................................66

SECTION 9. NEGATIVE COVENANTS.................................................68

      9.1 Financial Condition Covenants.......................................68
      9.2 Limitation on Indebtedness..........................................69
      9.3 Limitation on Liens.................................................70
      9.4 Limitation on Fundamental Changes...................................71
      9.5 Limitation on Sale of Assets........................................72
      9.6 Limitation on Dividends.............................................73
      9.7 Limitation on Capital Expenditures..................................73
      9.8 Limitation on Investments, Loans and Advances.......................74
      9.9 Limitation on Payments and Modifications of Debt Instruments,
            etc...............................................................76
      9.10 Limitation on Transactions with Affiliates.........................77
      9.11 Limitation on Sales and Leasebacks.................................77
      9.12 Limitation on Changes in Fiscal Periods............................77
      9.13 Limitation on Negative Pledge Clauses..............................77
      9.14 Limitation on Restrictions on Subsidiary Distributions.............77
      9.15 Limitation on Lines of Business....................................78
      9.16 Limitation on Amendments to Recapitalization Documents.............78
      9.17 Inactive Subsidiaries..............................................78

SECTION 10. EVENTS OF DEFAULT.................................................78


SECTION 11. THE AGENTS........................................................82

      11.1 Appointment........................................................82
      11.2 Delegation of Duties...............................................83
      11.3 Exculpatory Provisions.............................................83
      11.4 Reliance by Administrative Agent...................................83
      11.5 Notice of Default..................................................84
      11.6 Non-Reliance on Administrative Agent and Other Lenders.............84
      11.7 Indemnification....................................................85
      11.8 Agent in Its Individual Capacity...................................85
      11.9 Successor Administrative Agent.....................................86


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      11.10 Authorization to Release Liens....................................86
      11.11 Sole Lead Arranger, Book Manager, Syndication Agent
                    and Documentation Agent...................................86

SECTION 12. GUARANTEE.........................................................86

      12.1 Guarantee..........................................................86
      12.2 No Subrogation, Contribution, Reimbursement or Indemnity...........87
      12.3 Amendments, etc. with respect to the Subsidiary Borrower
            Obligations.......................................................87
      12.4 Guarantee Absolute and Unconditional...............................88
      12.5 Reinstatement......................................................89
      12.6 Payments...........................................................89

SECTION 13. MISCELLANEOUS.....................................................89

      13.1 Amendments and Waivers.............................................89
      13.2 Notices............................................................90
      13.3 No Waiver; Cumulative Remedies.....................................91
      13.4 Survival of Representations and Warranties.........................91
      13.5 Payment of Expenses and Taxes......................................91
      13.6 Successors and Assigns; Participations and Assignments.............92
      13.7 Adjustments; Set-off...............................................94
      13.8 Counterparts.......................................................95
      13.9 Severability.......................................................95
      13.10 Integration.......................................................95
      13.11 GOVERNING LAW.....................................................95
      13.12 Submission To Jurisdiction; Waivers...............................95
      13.13 Acknowledgements..................................................96
      13.14 WAIVERS OF JURY TRIAL.............................................96
      13.15 Conversion of Currencies..........................................96
      13.16 Confidentiality...................................................97


                                       4

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SCHEDULES:

1.1A              Commitments
1.1B              Mortgaged Property
1.1C              Offshore Currencies
6.4               Consents, Authorizations, Filings and Notices
6.9               Intellectual Property
6.15              Subsidiaries
6.16              Subsidiary Restrictions
6.18              Environmental Matters
6.20(a)           UCC Filing Jurisdictions
6.24              Inactive Subsidiaries
9.2(k)            Existing Indebtedness
9.3(f)            Existing Liens

EXHIBITS :

A-1               Form of Term Loan Borrowing Notice
A-2               Form of Revolving Credit Loan Borrowing Notice
A-3               Form of Fronted Offshore Revolving Credit Loan Borrowing
                  Notice
A-4               Form of Conversion/Continuation Notice
B                 Form of Borrowing Subsidiary Agreement
C                 Form of Borrowing Subsidiary Termination
D                 Form of Compliance Certificate
E-1               Form of Fronting Lender Addendum
E-2               Form of Issuing Lender Addendum
F                 Form of Ratification
G                 Form of Mortgage Supplements
H                 Form of Prepayment Option Notice
I                 Form of Closing Certificate
J-1               Form of Legal Opinion of Day, Berry & Howard
J-2               Form of Legal Opinion of Wachtel Lipton Rosen & Katz
K                 Form of Legal Opinion of Piper Marbury Rudnick & Wolfe
L                 Form of Legal Opinion of Amster, Rothstein & Ebenstein
M-1               Form of Legal Opinion of Counsel to Subsidiary Borrowers
M-2               Form of Legal Opinion of Dutch and U.K. Local Counsel
N                 Form of Assignment and Assumption
O-1               Form of Term Loan Note
O-2               Form of Revolving Credit Loan Note
O-3               Form of Fronted Offshore Revolving Credit Loan Note
P                 Form of Subordination Language for the Management Notes
Q                 Form of Subordinated Intercompany Note

       AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 4,1997 and amended and restated as of August 17, 2000, among PACKARD BIOSCIENCE COMPANY, a Delaware corporation ("PACKARD"), the Subsidiary Borrowers (as hereinafter defined) from time to time parties to this Agreement, the several banks and other financial institutions or entities from time to time parties to this Agreement (the "LENDERS"), BANC OF AMERICA SECURITIES LLC, as sole lead arranger and book manager (in such capacities, the "LEAD ARRANGER" and the "BOOK MANAGER", respectively), FLEET NATIONAL BANK, as Syndication Agent, GENERAL ELECTRIC CAPITAL CORPORATION, as Documentation Agent and BANK OF AMERICA, N.A., a national banking association, as Administrative Agent.

      WHEREAS, Packard, the Subsidiary Borrowers party thereto, the several banks and other financial institutions or entities from time to time parties thereto, BANCAMERICA SECURITIES, INC. and CIBC WOOD GUNDY SECURITIES CORP., as co-arrangers and co-syndication agents, CANADIAN IMPERIAL BANK OF COMMERCE, as documentation agent, and BANK OF AMERICA, N.A. (formerly known as BANK OF AMERICA NATIONAL TRUST AND SAVINGS SSOCIATION), as administrative agent, have previously entered into that certain CREDIT AGREEMENT, dated as of March 4, 1997 (the "ORIGINAL CREDIT AGREEMENT"); and

           WHEREAS, the Original Credit Agreement was previously amended by the
(i) Waiver and First Amendment thereto, dated as of November 25, 1997 (the "FIRST AMENDMENT"), (ii) Waiver and Second Amendment thereto, dated as of May 27, 1998 (the "SECOND AMENDMENT"), (iii) Third Amendment thereto, dated as of October 8, 1999 (the "THIRD AMENDMENT"), (iv) Fourth Amendment thereto, dated as of February 8, 2000 (the "FOURTH AMENDMENT"), and otherwise modified by Waivers dated as of November 13, 1998, April 4, 2000 and June 2, 2000 (the Original Credit Agreement as modified and amended by the foregoing Waivers and Amendments, the "Existing Credit Agreement"); and

          WHEREAS the parties hereto desire to amend and restate the Existing Credit Agreement as hereinafter set forth;

          NOW, THEREFORE, the parties hereto hereby agree that the Existing Credit Agreement is amended and restated in its entirety as follows:

                             SECTION 1. DEFINITIONS

1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

            "ACQUIRED INDEBTEDNESS":  as defined in Section 9.2(i).

            "ADJUSTMENT DATE":  as defined in the Pricing Grid.

            "ADMINISTRATIVE AGENT": BofA, together with its affiliates, as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

            "ADMINISTRATIVE AGENT'S PAYMENT OFFICE": the address for payments set forth in Section 13.2 or such other address as the Administrative Agent may from time to time specify in accordance with
Section 13.2.

            "AFFILIATE": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 5% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

            "AGENTS": the collective reference to the Administrative Agent, the Lead Arranger, the Book Manager, the Syndication Agent and the Documentation Agent.

            "AGENT-RELATED PERSONS": BofA and any successor agent pursuant to
Section 11.9, together with their respective Affiliates (including, in the case of BofA, Banc of America Securities LLC, as Lead Arranger and Book Manager), and the officers, directors, employees, agents, advisors and attorneys-in-fact of such Persons and Affiliates.

            "AGREEMENT": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

            "AGREEMENT CURRENCY":  as defined in Section 13.15(b).

            "APPLICABLE CREDITOR":  as defined in Section 13.15(b).

            "APPLICABLE MARGIN": in the case of Revolving Credit Loans, the per annum rate determined pursuant to the Pricing Grid.

            "APPLICATION": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

            "ASSET SALE": any Disposition of Property (including, without limitation, any issuance or sale of Capital Stock of any Subsidiary), other than
(a) any Disposition of Property permitted by clause (a), (b), (c), (d), (e) or
(g) of Section 9.5, (b) any issuance or sale of Capital Stock of Packard and (c) any Disposition of Property that, together with any related Dispositions of Property, yields aggregate Net Cash Proceeds of less than $25,000.

            "ASSIGNEE":  as defined in Section 13.6(c).

            "ASSIGNOR":  as defined in Section 13.6(c).

            "AVAILABLE REVOLVING CREDIT COMMITMENT": as to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Credit Commitment at such time OVER (b) such Lender's Utilized Commitment at such time.

            "BANKING DAY": (a) with respect to any borrowings, disbursements and payments in respect of and calculations and interest rates pertaining to Base Rate Loans, any Business Day,

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(b) with respect to any borrowings, disbursements and payments in respect of and calculations, interest rates and Interest Periods pertaining to Eurodollar
Loans, any Business Day which is also a day on which dealings are carried on in the London interbank market and (c) with respect to any borrowings, disbursements and payments in and calculations, interest rates and Interest Periods pertaining to any Fronted Offshore Revolving Credit Loan or Offshore Letter of Credit, any Business Day which is also a day on which commercial banks are open for business in, and on which dealings in the relevant Fronted Offshore Currency or Offshore Currency, as applicable, are carried on in, the location of the relevant Fronting Lender's or Issuing Lender's Payment Office. Any reference to "BANKING DAY" herein, to the extent not applicable to the matters described above, shall be deemed to be a reference to "BUSINESS DAY".

            "BASE RATE": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greater of (a) the Reference Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day PLUS 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Reference Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Reference Rate or the Federal Funds Effective Rate, respectively.

            "BASE RATE LOANS": Loans the rate of interest applicable to which is based upon the Base Rate.

            "BOARD": the Board of Governors of the Federal Reserve System of the United States (or any successor).

            "BOFA": as applicable, Bank of America, N.A., Bank of America Illinois and their respective subsidiaries.

            "BORROWERS": the collective reference to Packard and the Subsidiary Borrowers.

            "BORROWING DATE": any Banking Day specified by a Borrower in a notice pursuant to Section 2.5, 3.2, 3.9 or 4.2 as a date on which such Borrower requests the relevant Lenders to make Loans hereunder.

            "BORROWING NOTICE": the written notice to be given by Packard to the Administrative Agent pursuant to Section 2.5 or 4.2, substantially in the form of Exhibit A-2 with respect to Revolving Credit Loans and Exhibit A-3 with respect to Fronted Offshore Revolving Credit Loans.

            "BORROWING SUBSIDIARY AGREEMENT": a Borrowing Subsidiary Agreement, substantially in the form of Exhibit B.

            "BORROWING SUBSIDIARY TERMINATION": a Borrowing Subsidiary Termination, substantially in the form of Exhibit C.

            "BUSINESS":  as defined in Section 6.18(b).

            "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in New York City, Charlotte, North Carolina, or Chicago are authorized or required by law to close.

            "CALCULATION DATE": two Banking Days prior to the last Banking Day of each March, June, September and December; PROVIDED that the second Banking Day preceding each Borrowing Date with respect to any Fronted Offshore Revolving Credit Loans or Offshore Letters of Credit in an Offshore Currency shall also be a "Calculation Date" with respect to such Offshore Currency; PROVIDED FURTHER that the second Banking Day preceding each date on which any Fronted Offshore Revolving Credit Loan in an Offshore Currency is extended or rolled-over shall also be a "Calculation Date" with respect to such Offshore Currency.

            "CANBERRA PERCENTAGE": with respect to a Canberra Sale, at any time, the ratio of (a) Consolidated EBITDA attributed to Canberra for the latest 12 months measured from the date that definitive documentation with respect to such sale is executed and delivered by Packard to (b) the Consolidated EBITDA of Packard for such period; calculated in each case in a manner consistent with the definition of "Consolidated EBITDA" consistently applied and as notified to the Administrative Agent in a certificate with supporting calculations in reasonable detail by the chief financial officer of Packard.

            "CANBERRA SALE": a sale of the Canberra division of Packard, PROVIDED that each of the following conditions in connection with such sale are satisfied:

            (i) definitive documentation in respect of such sale is executed and delivered by Packard prior to March 31, 2001, and such sale is completed prior to May 31, 2001,

            (ii) immediately prior to, and after giving effect to, such sale, no Default or Event of Default shall have occurred and be continuing or would result therefrom,

            (iii) at least 75% of the consideration received by Packard in respect of such sale shall be in the form of cash or Cash Equivalents,

            (iv) the Administrative Agent (on behalf of the Lenders) shall receive a first priority perfected security interest in all consideration which is not in the form of cash received in respect of such sale, pursuant to and in accordance with
                  Section 8.9(a),

            (v) Packard receives consideration at the time of such sale at least equal to the fair market value of the assets sold accompanied by an opinion from a nationally recognized valuation or investment banking firm in form and substance satisfactory to the Administrative Agent confirming the fairness of the amount and form of consideration received in respect of such sale, and

            (vi) Revolving Credit Commitments are permanently reduced in the amounts and otherwise as specified in Section 5.4(a).

            "CAPITAL EXPENDITURES": for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

            "CAPITAL LEASE OBLIGATIONS": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

            "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

            "CASH EQUIVALENTS": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; and (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services or P-1 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition.

            "CCP EARN-OUT PAYMENTS": payments made by Packard or any of its Subsidiaries in connection with the acquisition by Packard or any of its Subsidiaries of the Capital Stock of Carl Consumable Products LLC ("CCP") in an amount not to exceed 25% of the amount by which operating profit of CCP (determined in accordance with the documentation entered into in connection with such acquisition as originally in effect) exceeds $530,000, for each of the fiscal years from 2000 through 2004.

            "CII ACQUISITION": CII Acquisition LLC, a Delaware limited liability company, a Wholly Owned Subsidiary of a Control Investment Affiliate of Stonington.

            "CLOSING DATE": the date on which the conditions precedent set forth in Section 7.1 shall have been satisfied, which date is August 17, 2000.

            "CODE": the Internal Revenue Code of 1986, as amended from time to time.

            "COLLATERAL": all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

            "COMMITMENT": as to any Lender, the sum of the Term Loan Commitment and the Revolving Credit Commitment of such Lender;
collectively as to all Lenders, the "COMMITMENTS".

            "COMMITMENT DATE":  June 29, 2000.

            "COMMITMENT FEE RATE":  as determined pursuant to the Pricing
Grid.

            "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, which is under common control with Packard within the meaning of
Section 4001 of ERISA or is part of a group which includes Packard and which is treated as a single employer under Section 414 of the Code.

            "COMPLIANCE CERTIFICATE": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit D.

            "CONFIDENTIAL INFORMATION MEMORANDUM": the Confidential Information Memorandum of Packard dated July 2000 and furnished to the Lenders.

            "CONSOLIDATED CURRENT ASSETS": at a particular date, all amounts (other than cash and Cash Equivalents) which would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of Packard and its Subsidiaries at such date.

            "CONSOLIDATED CURRENT LIABILITIES": at a particular date, all amounts which would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of Packard and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of Packard and its Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Credit Loans to the extent otherwise included therein.

            "CONSOLIDATED EBITDA": for any period, Consolidated Net Income for such period PLUS, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) total income tax expense (including withholding taxes), (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary expenses (including expenses incurred in connection with the Recapitalization) or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business), (f) any other non-cash charges (including, without limitation, minority interest expense), and MINUS, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net

Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined on a consolidated basis and (g) up to $2,000,000 of professional fees paid in connection with the Foreign Subsidiary Corporate Reorganization.

            "CONSOLIDATED FIXED CHARGE COVERAGE RATIO": for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Fixed Charges for such period.

            "CONSOLIDATED FIXED CHARGES": for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period, (b) net current provision for cash income taxes (less any tax benefits recorded through shareholders' equity which reduce such cash income taxes payable, and excluding all cash taxes paid or accrued by Packard resulting from the Canberra Sale) made by Packard or any of its Subsidiaries on a consolidated basis in respect of such period, (c) scheduled payments made during such period on account of principal of Indebtedness of Packard or any of its Subsidiaries (including the Term Loans) and (d) the aggregate amount actually paid by Packard and its Subsidiaries in cash during such period on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with the foregoing expenditures).

            "CONSOLIDATED INTEREST COVERAGE RATIO": for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

            "CONSOLIDATED INTEREST EXPENSE": for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of Packard and its Subsidiaries for such period with respect to all outstanding Indebtedness of Packard and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Protection Agreements to the extent such net costs are allocable to such period in accordance with GAAP, but excluding the Amendment Fee referred to in the Third Amendment).

            "CONSOLIDATED LEVERAGE RATIO": as at the last day of any period, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on such day.

            "CONSOLIDATED NET INCOME": for any period, the consolidated net income (or loss) of Packard and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; PROVIDED that there shall be excluded from such calculation (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of Packard or is merged into or consolidated with Packard or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of Packard) in which Packard or any of its Subsidiaries has an ownership interest except to the extent that any such income is actually received by Packard or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of Packard to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law (other than satisfaction of corporate formalities within the control of the relevant Subsidiary) applicable to such Subsidiary (other than, in the case of Packard Japan KK, for any period ending on or prior to December 31, 1997, such amounts as can be made as a subordinated loan to Packard).

            "CONSOLIDATED TOTAL DEBT": at any date, the aggregate principal amount of all Indebtedness of Packard and its Subsidiaries at such date, less cash (including all cash held in the interest-bearing cash collateral account specified in Section 5.4(c)(iii)), determined on a consolidated basis in accordance with GAAP.

            "CONSOLIDATED WORKING CAPITAL": the excess of Consolidated Current Assets over Consolidated Current Liabilities.

            "CONTINUING DIRECTORS": the directors of Packard on the Closing Date, and each other director, if, in each case, such other director's nomination for election to the board of directors of Packard is recommended by at least 66-2/3% of the then Continuing Directors or such other director receives the vote of Stonington or any of its Control Investment Affiliates in his or her election by the shareholders of Packard.

            "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

            "CONTROL INVESTMENT AFFILIATE": as to any Person, any other Person which (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

            "CONVERSION/CONTINUATION NOTICE": the written notice of the conversion or continuation of a Loan to be given by Packard to the Administrative Agent pursuant to Section 5.5, substantially in the form of Exhibit A-4.

            "COST OF FUNDS": with respect to any Offshore Currency, the rate of interest determined by the Administrative Agent, the relevant Fronting Lender or the Issuing Lender, as the case may be, in respect thereof (which determination shall be conclusive absent manifest error) to be the cost to the Administrative Agent, such Fronting Lender or the Issuing Lender, as the case may be, of obtaining funds denominated in such Offshore Currency for the period or, if applicable, the relevant Interest Period during which any relevant amount in such Offshore Currency is outstanding; PROVIDED that "Cost of Funds", with respect to any eurocurrency, shall be the rate of interest per annum (rounded upwards to the nearest 1/32 of 1%) determined by the Administrative Agent or such Fronting Lender, as the case may be, as the rate at which deposits in the applicable Offshore Currency in the approximate amount of relevant Fronted Offshore Revolving Credit Loan for such Interest Period would be offered by its applicable lending office to major banks in the London interbank market at their request at approximately 11:00 A.M. (London time) two Banking Days prior to the commencement of such Interest Period.

            "DEFAULT": any of the events specified in Section 10, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

            "DISPOSITION": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "DISPOSE" and "DISPOSED OF" shall have correlative meanings.

            "DOLLAR EQUIVALENT": at any time as to any amount denominated in an Offshore Currency, the equivalent amount in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate or Offshore L/C Spot Rate, as applicable, for the purchase of Dollars with such Offshore Currency on the most recent Calculation Date (or other specified date of determination) for such Offshore Currency.

            "DOLLARS" and "$": dollars in lawful currency of the United States of America.

            "DOMESTIC SUBSIDIARY": any Subsidiary of Packard organized under the laws of any jurisdiction within the United States of America.

            "DUTCH PLEDGE DOCUMENTS": the Deed of Establishment of a Restated First Right of Pledge (Including a Waiver and Release) on Registered Shares in the Private Company With Limited Liability: Packard Bioscience Holding B.V., dated as of the date hereof, by Packard, the Administrative Agent and Packard BioScience Holding B.V., and each other document, instrument and agreement delivered in connection therewith.

            "EBITDA" means, for any period, and with respect to any Person or other entity, the consolidated net income (or loss) of such Person or entity, determined on a consolidated basis in accordance with GAAP PLUS, without duplication and to the extent reflected as a charge in the statement of such consolidated net income for such period of such Person or entity, the sum of (a) total income tax expense (including withholding taxes), (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness,
(c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such consolidated net income for such period, losses on sales of assets outside of the ordinary course of business) and (f) any other non-cash charges (including, without limitation, minority interest expense), and MINUS, to the extent included in the statement of such consolidated net income for such period, the sum of (i) interest income, (ii) any extraordinary income or gains (including, whether or not otherwise includable as a separate item in the statement of such consolidated net income for such period, gains on the sales of assets outside of the ordinary course of business) and (iii) any other non-cash income, all as determined on a consolidated basis.

            "ENVIRONMENTAL LAWS": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment as now or may at any time hereafter be in effect.

            "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "EUROCURRENCY RESERVE REQUIREMENTS": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction, rounded upwards to the nearest 1/100 of 1%) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

            "EURODOLLAR BASE RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the rate at which BofA is offered Dollar deposits at or about 11:00 A.M., New York time, two Banking Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loans to be outstanding during such Interest Period.

            "EURODOLLAR LOANS": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

            "EURODOLLAR RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                         -------------------------------
                           1.00 - Eurocurrency Reserve
                                  Requirements

The Eurodollar Rate shall be adjusted automatically as to all Eurodollar Loans then outstanding as of the effective date of any change in the Eurocurrency Reserve Requirements.

            "EURODOLLAR TRANCHE": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

            "EVENT OF DEFAULT": any of the events specified in Section 10, PROVIDED that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

            "EXCESS AMOUNT":  as defined in Section 5.4(c)(ii).

            "EXCHANGE ACT": the Securities Exchange Act of 1934, as amended.

            "EXISTING CREDIT AGREEMENT":  as defined in the recitals.

            "FACILITY": each of (a) the Term Loan Commitments and the Term Loans made thereunder (the "TERM LOAN FACILITY") and (b) the Revolving Credit Commitments and the Revolving Extensions of Credit made thereunder (the "REVOLVING CREDIT FACILITY").

            "FEE PAYMENT DATE": the last Banking Day of each March, June, September and December.

            "FEDERAL FUNDS EFFECTIVE RATE": for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)", or, if such rate is not so published for any such preceding Business Day, the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 A.M. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

            "FIRST AMENDMENT": as defined in the recitals.

            "FOREIGN CURRENCY PROTECTION AGREEMENTS": as to any Person, all foreign exchange contracts, currency swap agreements or other similar agreements entered into in the ordinary course of business (and not for speculative purposes) designed to protect such Person against fluctuations in currency values.

            "FOREIGN SUBSIDIARY": any Subsidiary of Packard that is not a Domestic Subsidiary.

            "FOREIGN SUBSIDIARY CORPORATE REORGANIZATION": the corporate reorganization, completed in December 1999, pursuant to which certain of Packard's Foreign Subsidiaries became Subsidiaries of one or more Wholly Owned Subsidiaries organized under the laws of countries that are members of the European Union or the laws of Switzerland.

            "FOURTH AMENDMENT": as defined in the recitals.

            "FRONTED OFFSHORE CURRENCY": with respect to each Fronting Lender, the Offshore Currency or Currencies specified in the applicable Fronting Lender Addendum.

            "FRONTED OFFSHORE CURRENCY SUBLIMIT": with respect to each Fronting Lender and any Fronted Offshore Currency, the amount specified by such Fronting Lender for such Fronted Offshore Currency in the applicable Fronting Lender Addendum.

            "FRONTED OFFSHORE REVOLVING CREDIT COMMITMENT": as to any Fronting Lender, the obligation of such Fronting Lender, if any, to make Fronted Offshore Revolving Credit Loans to the relevant Subsidiary Borrower hereunder in a principal amount not to exceed the amount set forth in the relevant Fronting Lender Addendum.

            "FRONTED OFFSHORE REVOLVING CREDIT LOAN":  as defined in
Section 4.1.

            "FRONTED OFFSHORE REVOLVING CREDIT LOAN SUBLIMIT": at any time, as to, collectively, all Fronted Offshore Revolving Credit Loans and Offshore Letters of Credit, the lesser of (a) $50,000,000 and (b) the aggregate Revolving Credit Commitments then in effect.

            "FRONTED OFFSHORE REVOLVING CREDIT SUBFACILITY": the lending facility described in Section 4.1.

            "FRONTED REVOLVING CREDIT LOAN PARTICIPANTS": with respect to each Fronted Offshore Revolving Credit Loan, the collective reference to all Revolving Credit Lenders.

            "FRONTING LENDER": with respect to a particular Fronted Offshore Currency, each Revolving Credit Lender (or an Affiliate thereof) which executes and delivers a Fronting Lender Addendum with respect to such Fronted Offshore Currency, PROVIDED that, unless the Administrative Agent otherwise agrees, there shall be no more than one Fronting Lender for any Fronted Offshore Currency.

            "FRONTING LENDER ADDENDUM": a Fronting Lender Addendum, substantially in the form of Exhibit E-1.

            "FRONTING LENDER'S PAYMENT OFFICE": with respect to any Fronting Lender, in the case of payments in a Fronted Offshore Currency, such address as such Fronting Lender may from time to time specify for such purpose pursuant to the applicable Fronting Lender Addendum.

            "FUNDED DEBT": as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including, without limitation, all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of Packard, Indebtedness in respect of the Loans.

            "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board and the rules and regulations of the Securities and Exchange Commission, or in such other statements by such other entity as may be in general use by significant segments of the United States accounting profession, which are applicable to the circumstances of Packard as of the date of determination, except that for purposes of Section 9 (including the accounting terms used therein), GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements of Packard in respect of the fiscal year ended December 31, 1995 delivered pursuant to Section 6.1(b) of the Original Credit Agreement. In the event that any "ACCOUNTING CHANGE" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then Packard and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Packard's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by Packard, the

Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "ACCOUNTING CHANGES" refers to changes in accounting principles required or permitted by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission (or successors thereto or agencies with similar functions).

            "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "GUARANTEE AND COLLATERAL AGREEMENT": the Guarantee and Collateral Agreement by Packard and each Subsidiary Guarantor dated as of March 4, 1997, as the same may be amended, supplemented or otherwise modified from time to time, and as ratified by the Ratification.

            "GUARANTEE OBLIGATION": as to any Person (the "GUARANTEEING PERSON"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by Packard in good faith.

            "HEDGING AGREEMENT":  any Foreign Currency Protection
Agreement or Interest Rate Protection Agreement.

            "INACTIVE SUBSIDIARY": each Domestic Subsidiary listed as an Inactive Subsidiary on Schedule 6.24, which Domestic Subsidiaries (a) individually and in the aggregate have no material net assets and (b) do not engage in any operating activity; collectively, "Inactive Subsidiaries".

            "INCUR": as defined in Section 9.2; and the term "Incurrence" shall have a correlative meaning.

            "INDEBTEDNESS": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than (i) current trade payables incurred in the ordinary course of such Person's business and (ii) contingent and other similar payment arrangements entered into in the ordinary course of business relating to licensing or other acquisitions of technology), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock (other than common stock) of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and
(j) for the purposes of Section 10(e) only, all obligations of such Person in respect of Hedging Agreements.

            "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

            "INSOLVENT":  pertaining to a condition of Insolvency.

            "INTELLECTUAL PROPERTY":  as defined in Section 6.9.

            "INTEREST PAYMENT DATE": (a) as to any Base Rate Loan, the last Banking Day in each of March, June, September and December to occur while such Loan is outstanding, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Fronted Offshore Revolving Credit Loan, the date or dates specified in the applicable Fronting Lender Addendum.

            "INTEREST PERIOD": (a) as to any Eurodollar Loan, (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months or (if available to all Lenders under the relevant Facility) nine or twelve months thereafter, as selected by Packard in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months or (if available to all Lenders under the relevant Facility) nine or twelve months thereafter, as selected by Packard by irrevocable notice to the Administrative Agent not less than three Banking Days prior to the last day of the then current Interest Period with respect thereto; PROVIDED that, in order to match amortization payment requirements when due in accordance with Section 2.3, Packard may select, in addition to those specified above, interest periods of not less than 14 days; PROVIDED FURTHER that, all of the foregoing provisions relating to Interest Periods are subject to the following:

            (1) if any Interest Period would otherwise end on a day that is not a Banking Day, such Interest Period shall be extended to the next succeeding Banking Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Banking Day;

            (2) any Interest Period for Eurodollar Loans under the applicable Facility that would otherwise extend beyond the Revolving Credit Termination Date or beyond the date final payment is due on the Term Loans, as the case may be, shall end on the Revolving Credit Termination Date or such due date, as applicable;

            (3) any Interest Period that begins on the last Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Banking Day of a calendar month; and

            (4) Packard shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan; and

            (b) as to any Fronted Offshore Revolving Credit Loan, the interest periods (if any) specified in the applicable Fronting Lender Addendum.

            "INTEREST RATE PROTECTION AGREEMENTS": as to any Person, all interest rate swaps, caps or collar agreements or similar arrangements entered into by such Person in the ordinary course of business (and not for speculative purposes) providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

            "ISSUANCE DATE": any Banking Day specified in a notice pursuant to Section 3.4 as a date on which the Issuing Lender is requested to issue a Letter of Credit hereunder.

            "ISSUING LENDER ADDENDUM": an Issuing Lender Addendum, substantially in the form of Exhibit E-2.

            "ISSUING LENDER": BofA, in its capacity as issuer of any Letter of Credit.

            "JAPAN ACQUISITION": the repurchase by Packard Japan KK, a Subsidiary of Packard, of the outstanding 40% minority interest in its Capital Stock from the Person holding such Capital Stock for aggregate consideration of approximately $7,500,000 (subject to currency fluctuations).

            "JAPAN DEBT": the note, in a principal amount not to exceed $7,500,000 (subject to currency fluctuations), issued by Packard Japan KK as payment in part for the Japan Acquisition.

            "JUDGMENT CURRENCY":  as defined in Section 13.15(b).

            "L/C COMMITMENT": at any time, the lesser of (a) $25,000,000 and (b) the Revolving Credit Commitments then in effect.

            "L/C FEE PAYMENT DATE": the last Banking Day of each March, June, September and December and the last day of the Revolving Credit Commitment Period.

            "L/C OBLIGATIONS": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5, including, in each case, without duplication, the Dollar Equivalent of Offshore Letters of Credit, as applicable.

            "L/C PARTICIPANTS": the collective reference to all the Revolving Credit Lenders other than the Issuing Lender.

            "LENDER": as defined in the preamble to this Agreement, PROVIDED that, (a) to the extent applicable (including, without limitation, for purposes of Sections 5.10, 5.11, 5.12, 5.14, 7.1, 7.2 and 7.3), all Fronting Lenders and the Issuing Lender shall be deemed to be "Lenders" and (b) unless the context otherwise requires, each Affiliate of a Lender that has entered into a Hedging Agreement with any Borrower shall be deemed to be a "Lender" for the purposes of
Section 12.

            "LETTERS OF CREDIT":  as defined in Section 3.1(a).

            "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

            "LOAN": any loan made by any Lender (including any Fronting Lender) pursuant to this Agreement.

            "LOAN DOCUMENTS": this Agreement, the Applications, the Security Documents, the Ratification, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination, each Fronting Lender Addendum and the Notes; in each case as the same may be amended, modified or supplemented from time to time.

            "LOAN PARTIES": Packard, each Subsidiary Borrower and each other Subsidiary of Packard which is a party to a Loan Document.

            "MAJORITY FACILITY LENDERS": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the aggregate Revolving Credit Commitments).

            "MAJORITY REVOLVING CREDIT FACILITY LENDERS": the Majority Facility Lenders in respect of the Revolving Credit Facility.

            "MANAGEMENT NOTES": the subordinated notes issued by Packard to employees, former employees, directors or former directors of Packard or any of its Subsidiaries, in consideration for the repurchase of shares of, or options to purchase shares of, common stock of Packard pursuant to the terms of the agreements or plans approved by the Board of Directors of Packard which notes
(a) have no scheduled amortization or scheduled maturities earlier than August 17, 2006 and (b) include subordination provisions substantially in the form set forth on Exhibit P.

            "MANAGEMENT NOTE PAYMENT":  as defined in Section 9.9(b).

            "MANAGEMENT STOCK PAYMENTS":  as defined in Section 9.6.

            "MANAGEMENT STOCKHOLDERS": the collective reference to (a) Emery G. Olcott, Richard T. McKernan, George Serrano, Orren K. Tench, Staf van Cauter, Michael A. Zebarth Manfred Boesel, Benjamin Campagnuolo, Michael Catalano, Michael Charland, Eugene Della Vecchia, Kevin Kuhn, Daniel Meert, Arthur Nacht and Charles Wherlock, (b) any other officer of Packard or any of its Subsidiaries and (c) their respective estates and family members and any trusts established for the benefit of any of the foregoing.

            "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the Recapitalization, (b) the business, assets, property, condition (financial or otherwise) or prospects of Packard and its Subsidiaries taken as a whole or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

            "MATERIALS OF ENVIRONMENTAL CONCERN": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

            "MCS": Mobile Characterization Services, LLC, a New Mexico limited liability company.

            "MOODY'S": Moody's Investor Services.

            "MORTGAGED PROPERTIES":  the real properties listed on
Schedule 1.1B, as to which the Administrative Agent for the benefit of the Lenders was granted a Lien pursuant to the Mortgages.

            "MORTGAGES": collectively, the (i) Mortgage, Assignment of Rents and Leases and Security Agreement dated as of March 4, 1997 by Packard Instrument Company, Inc. to the Administrative Agent [Illinois property] and (ii) Open-End Mortgage, Security Agreement and Fixture Filing dated as of March 4, 1997 from Packard Bioscience Company to the Administrative Agent [Connecticut property]; in each case as the same may be amended, supplemented or otherwise modified from time to time.

            "MORTGAGE SUPPLEMENTS": collectively, each supplement to the Mortgages, in the form of Exhibit G; in each case as the same may be amended, supplemented or otherwise modified from time to time.

            "MULTIEMPLOYER PLAN": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

            "NET CASH PROCEEDS": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses reasonably expected to be incurred in connection therewith.

            "NON-EXCLUDED TAXES":  as defined in Section 5.12(a).

            "NON-FACILITY LOANS DOLLAR EQUIVALENT": an amount, determined in good faith by Packard on each date on which a Borrowing Notice or a Conversion/Continuation Notice is delivered with respect to any Revolving Credit Loan or Fronted Offshore Revolving Credit Loan, equal to the Dollar equivalent of the aggregate then outstanding Non-Facility Offshore Currency Loans (determined, in the case of any Borrowing Notice, after giving effect to any repayment thereof on the relevant Borrowing Date) and set forth in such Borrowing Notice or Conversion/Continuation Notice, as the case may be, based on the exchange rate for such currency published in THE WALL STREET JOURNAL under the caption "World Value of the Dollar" on the Business Day immediately preceding the day that the relevant Borrowing Notice or Conversion/Continuation Notice, as the case may be, is given. The Non-Facility Loans Dollar

Equivalent set forth in any notice referred to above shall remain in effect until the next such notice is delivered pursuant to this Agreement.

            "NON-FACILITY OFFSHORE CURRENCY LOANS":  as defined in Section
9.2(f).

            "NON-U.S. LENDER":  as defined in Section 5.12(b).

            "NOTES": the collective reference to any promissory note of the relevant Borrower evidencing Loans made to such Borrower.

            "OFFSHORE CURRENCY": a currency that is listed on Schedule 1.1C hereto or such other currency (other than Dollars) that is freely tradeable or exchangeable into Dollars and has been approved as an "Offshore Currency" for the purpose of this Agreement by the Administrative Agent and the relevant Fronting Lender or Issuing Lender, as applicable.

            "OFFSHORE CURRENCY EQUIVALENT": at any time as to any amount denominated in Dollars, the equivalent amount in the relevant Offshore Currency or Currencies as determined by the Administrative Agent at such time on the basis of the Spot Rate or Offshore L/C Spot Rate for the purchase of such Offshore Currency or Currencies with Dollars on the date of determination thereof.

            "OFFSHORE L/C SPOT RATE": as to any Offshore Currency, the rate quoted by the Issuing Lender as the spot rate for the purchase by such Issuing Lender of Dollars with such Offshore Currency or the purchase by such Issuing Lender of such Offshore Currency with Dollars, as the case may be, at the time specified in the applicable Issuing Lender's Addendum and on such date as of which the foreign exchange computation is made for delivery two Banking Days later.

            "OFFSHORE LETTER OF CREDIT": any Letter of Credit which provides for the payment of drawings in an Offshore Currency.

            "OFFSHORE TRANCHE": the collective reference to Fronted Offshore Revolving Credit Loans of the same currency the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

            "PACKARD":  as defined in the preamble to this Agreement.

            "PARTICIPANT":  as defined in Section 13.6(b).

            "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

            "PERSON": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "PLAN": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which Packard or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "PRICING GRID":  the pricing grid attached hereto as Annex A.

            "PRINCIPAL BUSINESS": each of (a) the business of supplying bioanalytical instruments, and related biochemical supplies and services, to the drug discovery and molecular biology markets and (b) for so long as the Canberra Sale shall not have occurred, the business of manufacturing analytical instruments and systems used to detect, identify and quantify radioactive materials for the nuclear industry and related markets.

            "PROJECTIONS":  as defined in Section 8.2(c).

            "PROPERTIES":  as defined in Section 6.18(a).

            "PROPERTY": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

            "QUALIFIED FOREIGN SUBSIDIARY": (a) any Foreign Subsidiary listed on
Schedule 6.15 and (b) any other Foreign Subsidiary the designation of which as a Subsidiary Borrower is accompanied by any amendments, supplements or other modifications to the Security Documents (including, without limitation, the Mortgages) deemed necessary or appropriate by the Administrative Agent in connection with such designation.

            "RATIFICATION": as defined in Section 7.1(a).

            "RECAPITALIZATION": the consummation of the following recapitalization transaction, pursuant to the Recapitalization and Stock Purchase Agreement (and as detailed in Section 7.1(b) of the Original Credit Agreement), which transaction was completed on March 4, 1997: (i) Stonington or a Control Investment Affiliate thereof owned or controled approximately 70% of the common stock of Packard and the Management Stockholders and certain other continuing stockholders of Packard owned approximately 30% of such common stock; in connection therewith, not more than $268,000,000 PLUS net cash of Packard on hand (after repayment of Indebtedness) in an amount not to exceed $25,000,000 was expended to repurchase shares of Packard's common stock from existing holders thereof and to pay fees and expenses incurred in connection with such recapitalization transaction; (ii) Stonington or a Control Investment Affiliate thereof expended at least $69,000,000 for the purchase of common stock of Packard; (iii) Packard received at least $150,000,000 in gross cash proceeds from the issuance of the Subordinated Notes and (iv) the fair market value of the equity in Packard held by Management Stockholders and certain other continuing stockholders (valued at a price per share of $22.25) was at least $30,000,000.

            "RECAPITALIZATION AND STOCK PURCHASE AGREEMENT":  the
Recapitalization and Stock Purchase Agreement dated as of November 26, 1996 by and among Packard, CII Acquisition and the Management Stockholders (as defined therein).

            "RECOVERY EVENT": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of Packard or any of its Subsidiaries.

            "REFERENCE RATE": the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate". The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

            "REGULATION U": Regulation U of the Board as in effect from time to time.

            "REIMBURSEMENT OBLIGATION": the obligation of Packard to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

            "REINVESTMENT DEFERRED AMOUNT": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by Packard or any of its Subsidiaries in connection therewith which are not applied to prepay the Revolving Credit Loans pursuant to Section 5.4(c) as a result of the delivery of a Reinvestment Notice.

            "REINVESTMENT EVENT": any Asset Sale or Recovery Event in respect of which Packard has delivered a Reinvestment Notice.

            "REINVESTMENT NOTICE": a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that Packard (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets useful in its business (including to repair or restore any asset of Packard or any of its Subsidiaries following casualty or condemnation).

            "REINVESTMENT PREPAYMENT AMOUNT": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in Packard's business (including to repair or restore any asset of Packard or any of its Subsidiaries following casualty or condemnation).

            "REINVESTMENT PREPAYMENT DATE": with respect to any Reinvestment Event, the earlier of (a) the date occurring nine months after such Reinvestment Event and (b) the date on which Packard shall have determined not to, or shall have otherwise ceased to, acquire assets useful in Packard's business (including to repair or restore any asset of Packard or any of its Subsidiaries following casualty or condemnation) with all or any portion of the relevant Reinvestment Deferred Amount.

            "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
Section 4241 of ERISA.

            "REPORTABLE EVENT": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period has been waived by the PBGC under PBGC Reg.ss.4043 (or any successor).

            "REQUIRED LENDERS": the holders of more than 50% of the sum of (i) the aggregate unpaid principal amount of the Term Loans and (ii) the aggregate Revolving Credit Commitments or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit.

            "REQUIRED PREPAYMENT LENDERS": the Majority Facility Lenders in respect of each Facility.

            "REQUIREMENT OF LAW": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "RESPONSIBLE OFFICER": the chief executive officer, president or chief financial officer of Packard, but in any event, with respect to financial matters, the chief financial officer of Packard or any other officer of Packard responsible for financial matters who is designated as a "Responsible Officer" by the chief financial officer of Packard in a written notice to the Administrative Agent.

            "RESTRICTED PAYMENTS":  as defined in Section 9.6.

            "REVOLVING CREDIT COMMITMENT": as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans, participate in Letters of Credit and participate in Fronted Offshore Revolving Credit Loans, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on
Schedule 1.1A, as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Revolving Credit Commitments is $100,000,000

            "REVOLVING CREDIT COMMITMENT PERIOD": the period from and including the Closing Date to the Revolving Credit Termination Date.

            "REVOLVING CREDIT LENDER": each Lender which has a Revolving Credit Commitment or which has made Revolving Credit Loans.

            "REVOLVING CREDIT LOANS":  as defined in Section 2.4.

            "REVOLVING CREDIT PERCENTAGE": as to any Revolving Credit Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the aggregate Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of the Revolving Extensions of Credit of such Lender then outstanding constitutes of the Total Revolving Extensions of Credit then outstanding).

            "REVOLVING CREDIT TERMINATION DATE": the earliest of (a) the Scheduled Revolving Credit Termination Date and (b) the date on which the Revolving Credit Commitments are terminated pursuant to Section 10.

            "REVOLVING EXTENSIONS OF CREDIT": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding and (b) such Lender's Revolving Credit Percentage of (i) the L/C Obligations and (ii) the Dollar Equivalent of the aggregate outstanding principal amount of Fronted Offshore Revolving Credit Loans.

            "S&P: Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies.

            "SCHEDULED REVOLVING CREDIT TERMINATION DATE": August 17, 2005 or, if such day is not a Banking Day, the next preceding Banking Day.

            "SECOND AMENDMENT": as defined in the recitals.

            "SECURITY DOCUMENTS": the collective reference to the Guarantee and Collateral Agreement, the Mortgages, the Mortgage Supplements, the Dutch Pledge Documents, and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document; in each case as the same may be amended, supplemented or otherwise modified from time to time.

            "SINGLE EMPLOYER PLAN": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

            "SOLVENT": when used with respect to any Person, means that as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and
(ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

            "SPECIFIED CHANGE OF CONTROL": a "Change of Control" as defined in the Subordinated Note Indenture.

            "SPOT RATE": as to any Fronted Offshore Currency, the rate quoted by the relevant Fronting Lender as the spot rate for the purchase by such Fronting Lender of Dollars with such Fronted Offshore Currency or the purchase by such Fronting Lender of such Fronted Offshore Currency with Dollars, as the case may be, at the time specified in such Fronting Lender's Fronting Lender Addendum and on such date as of which the foreign exchange computation is made for delivery two Banking Days later.

            "STOCKHOLDERS AGREEMENT": the Stockholders Agreement dated March 4, 1997 among Packard, Stonington Capital Appreciation 1994 Fund, L.P., the Management Stockholders, Merrill Lynch KECALP L.P. 1994, KECALP Inc. and certain other stockholders of Packard.

            "STONINGTON":  Stonington Partners Inc., a Delaware corporation.

            "SUBORDINATED NOTE INDENTURE": the Indenture entered into by Packard and The Bank of New York, as trustee, in connection with the issuance of the Subordinated Notes, together with all instruments and other agreements entered into by Packard or any of its Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 9.9.

            "SUBORDINATED NOTES": the senior subordinated notes due 2007 of Packard issued on March 4, 1997.

            "SUBSIDIARY": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Packard.

            "SUBSIDIARY BORROWER": at any time, any Qualified Foreign Subsidiary of Packard designated as a Subsidiary Borrower by Packard pursuant to Section 5.15 that has not ceased to be a Subsidiary Borrower pursuant to such Section or Section 12.

            "SUBSIDIARY BORROWER OBLIGATIONS": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the relevant Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of any Subsidiary Borrower to the Administrative Agent or to any Lender (or, in the case of any Hedging Agreements, any affiliate of any Lender (including any Fronting Lender)), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Hedging Agreement entered into with any Lender or any affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by any Subsidiary Borrower pursuant hereto) or otherwise.

            "SUBSIDIARY GUARANTOR": each Subsidiary of Packard other than any Foreign Subsidiary and any Inactive Subsidiary.

            "SUBSIDIARY RESTRICTIONS":  as defined in Section 9.14.

            "TECHNOLOGY ACQUISITION": to the extent not included in Capital Expenditures, any expenditure by Packard or any of its Subsidiaries in connection with the acquisition of licenses, trademarks, patents or technology.

            "TERM LOAN COMMITMENT": as of the Closing Date, there are no commitments for any Lender to make term loans under this Agreement.

            "TERM LOAN PERCENTAGE": as to any Lender at any time, the percentage which such Lender's Term Loan Commitment then constitutes of the aggregate Term Loan Commitment.

            "THIRD AMENDMENT": as defined in the recitals.

            "TOTAL REVOLVING EXTENSIONS OF CREDIT": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders at such time.

            "TOTAL UTILIZED COMMITMENTS": at any time, the aggregate of the Utilized Commitments of the Revolving Credit Lenders at such time.

            "TRANSFEREE":  as defined in Section 13.16.

            "TYPE": as to any Loan, its nature as a Base Rate Loan, a Eurodollar Loan or a Fronted Offshore Revolving Credit Loan.

            "UNIFORM CUSTOMS": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

            "UTILIZED COMMITMENT": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding and (b) such Lender's Revolving Credit Percentage of (i) the L/C Obligations (including, without duplication, the Dollar Equivalent of all Offshore Letters of Credit),
(ii) the Dollar Equivalent of the aggregate outstanding principal amount of Fronted Offshore Revolving Credit Loans and (iii) the Non-Facility Loans Dollar Equivalent.

            "WHOLLY OWNED SUBSIDIARY": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

            "WHOLLY OWNED SUBSIDIARY GUARANTOR": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of Packard.

            1.2 OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

            (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to Packard and its Subsidiaries not defined in Section
1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

            (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

            (e) Notwithstanding anything in this Agreement to the contrary, for the purposes of calculating Consolidated EBITDA, the portion of Consolidated EBITDA attributable to MCS shall appropriately reflect the percentage economic interest in MCS held by Packard (directly or indirectly). It is understood that no other calculations pursuant to this Agreement shall be adjusted in such manner.

         SECTION 2. AMOUNT AND TERMS OF TERM LOAN AND REVOLVING CREDIT
                                  COMMITMENTS

             2.1 TERM LOAN COMMITMENTS. As of the Closing Date, there are no Term Loan Commitments for any Lender under this Agreement.

             2.2 PROCEDURE FOR TERM LOAN BORROWING. The term loan borrowing procedure under the Original Credit Agreement was as specified in Section 2.2 thereunder.

             2.3 REPAYMENT OF TERM LOAN. All term loans outstanding under the Original Credit Agreement have been repaid in full as of the Closing Date. -

             2.4 REVOLVING CREDIT COMMITMENTS. (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans denominated in Dollars (each, a "REVOLVING CREDIT LOAN") to Packard from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Credit Percentage of the sum of (i) the L/C Obligations then outstanding, (ii) the Dollar Equivalent of the then outstanding principal amount of Fronted Offshore Revolving Credit Loans (after giving effect to the use of proceeds of such Revolving Credit Loans) and (iii) the Non-Facility Loans Dollar Equivalent, does not exceed the amount of such Revolving Credit Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period, Packard may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by Packard and notified to the Administrative Agent in accordance with Sections 2.5 and 5.5, PROVIDED that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Scheduled Revolving Credit Termination Date.

             (b) Packard hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Credit Lender the then unpaid principal amount of each Revolving Credit Loan of such Lender on the Revolving Credit Termination Date.

             2.5 PROCEDURE FOR REVOLVING CREDIT BORROWING. Packard may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Banking Day, PROVIDED that Packard shall give the Administrative Agent irrevocable telephonic notice (promptly confirmed in writing in a Borrowing Notice) (which notice must be received by the Administrative Agent prior to 11:30 A.M., New York time, (a) three Banking Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Banking Day prior to the requested Borrowing Date, in the case of Base Rate Loans), specifying (i) the amount and Type of Revolving Credit Loans to be borrowed,
(ii) the requested Borrowing Date, (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor and (iv) the Non-Facility Loans Dollar Equivalent. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and
(y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from Packard, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its PRO RATA share of each borrowing available to the Administrative Agent for the account of Packard at the Administrative Agent's Payment Office prior to 2:00 P.M., New York time, on the Borrowing Date requested by Packard in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to Packard by the Administrative Agent crediting the account of Packard on the books of such office with the aggregate of the amount made available to the Administrative Agent by the Revolving Credit Lenders and in like funds as received by the Administrative Agent (or, in the event that Packard specifies in the relevant Borrowing Notice a different account into which such amounts should be transferred, the Administrative Agent shall transfer to such account the aggregate amount made available to the Administrative Agent by the Revolving Credit Lenders in like funds as received by the Administrative Agent).


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

                          SECTION 3. LETTERS OF CREDIT

             3.1 L/C COMMITMENT. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue letters of credit (each such letter of credit issued pursuant to this Section 3, including Offshore Letters of Credit, collectively "LETTERS OF CREDIT") for the account of Packard on any Banking Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender, PROVIDED that the Issuing Lender shall have no obligation to issue any Letter of Credit if (i) after giving effect to such issuance, (A) the L/C Obligations would exceed the L/C Commitment or (B) the aggregate amount of the Available Revolving Credit Commitments would be less than zero or (ii) it has not received notice from the Administrative Agent that the issuance of such Letter of Credit will not violate clause (i) above. Each Letter of Credit shall (i) be denominated in Dollars or, subject to Section 3.9, an Offshore Currency and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is 30 Business Days prior to the Scheduled Revolving Credit Termination Date, PROVIDED that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

             (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

             (c) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

             3.2 PROCEDURE FOR ISSUANCE OF LETTER OF CREDIT. Packard may from time to time request that the Issuing Lender issue a Letter of Credit by delivering concurrently to each of the Administrative Agent and the Issuing Lender at its address for notices specified herein an Application therefor (including a written notice specifying the Non-Facility Loans Dollar Equivalent), completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application and the approval of the Administrative Agent as evidenced by the notice referred to in Section 3.1(a)(ii), the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and Packard. The Issuing Lender shall furnish a copy of each Letter of Credit to Packard and the Administrative Agent promptly following the issuance thereof. The Administrative Agent shall promptly furnish to the Revolving Credit Lenders notice of the issuance of each Letter of Credit.

             3.3 COMMISSIONS, FEES AND OTHER CHARGES. (a) Packard will pay to the Administrative Agent for the account of the Revolving Credit Lenders, a letter of credit commission with respect to each Letter of Credit computed for the period from and including the date of issuance of such Letter of Credit to the date such Letter of Credit is no longer outstanding, computed at a rate per annum equal to the Applicable Margin from time to time applicable to Eurodollar Loans under the Revolving Credit Facility on the average aggregate daily amount available to be drawn under such Letter of Credit for the period as to which payment of such commission is made, payable quarterly in arrears on each L/C Fee Payment Date to occur while such Letter of Credit remains outstanding and on the date such Letter of Credit expires or is cancelled. In addition, Packard shall pay to the Issuing Lender for its own account a fronting fee of 0.15% per annum on the average aggregate amount available to be drawn under Letters of Credit outstanding during the period for which such fee is calculated, payable quarterly in arrears on each L/C Fee Payment Date to occur while such Letter of Credit remains outstanding and on the date such Letter of Credit expires or is cancelled.

             (b) In addition to the foregoing fees and commissions, Packard shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

             3.4 L/C PARTICIPATIONS. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by Packard in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Percentage of the amount of such draft, or any part thereof, which is not so reimbursed. Each L/C Participant's obligation to make the payment referred to in the immediately preceding sentence shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such L/C Participant or any Borrower may have against the Issuing Lender, any Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of any Borrower, (iv) any breach of this Agreement by any Loan Party or any other Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

             (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is not paid to the Issuing Lender when due but is paid within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender (through the Administrative Agent) on demand (i) an amount equal to the product of (x) such amount, times (y) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (z) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360 and (ii) a customary administrative fee with respect thereto. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Credit Facility. A certificate of the Issuing Lender submitted to any L/C Participant (with a copy to be provided promptly to the Administrative Agent) with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

             (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its PRO RATA share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from Packard or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its PRO RATA share thereof; PROVIDED, HOWEVER, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

             3.5 REIMBURSEMENT OBLIGATION OF PACKARD. If any draft shall be presented for payment under any Letter of Credit issued by the Lender, the Issuing Lender shall promptly notify Packard of the date and amount thereof. If the Issuing Lender notifies Packard prior to 11:30 A.M., New York time, on any Business Day, of any drawing under any Letter of Credit issued by it, Packard shall reimburse the Issuing Lender with respect to such drawing on such Business Day. If the Issuing Lender notifies Packard after 11:30 A.M., New York time, on any Business Day of any drawing under any Letter of Credit issued by it, Packard shall reimburse the Issuing Lender with respect to such drawing on the next succeeding Business Day and interest shall be payable on the amount of such drawing for such period at the rate then applicable to Base Rate Loans under the Revolving Credit Facility. In addition, Packard agrees to reimburse the Issuing Lender for any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with any payment under any Letter of Credit. Each payment by Packard pursuant to this Section 3.5 shall be made to the Issuing Lender at its address for notices specified herein in Dollars and in immediately available funds.

             3.6 OBLIGATIONS ABSOLUTE. Packard's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which Packard may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. Packard also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and Packard's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among Packard and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of Packard against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. Packard agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards or care specified in the Uniform Commercial Code of the State of New York, shall be binding on Packard and shall not result in any liability of the Issuing Lender to Packard.

             3.7 LETTER OF CREDIT PAYMENTS. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify Packard of the date and amount thereof. The responsibility of the Issuing Lender to Packard in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

             3.8 APPLICATIONS. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3 or any other terms of this Agreement or any other Loan Document the provisions of this Section 3 or such other terms shall apply.

             3.9 OFFSHORE LETTERS OF CREDIT. Packard may request the issuance of an Offshore Letter of Credit subject to the terms and conditions of this Section 3.9, in addition to the other conditions applicable to the issuance of Letters of Credit hereunder. The issuance of any Offshore Letter of Credit shall be subject to the approval of the Issuing Lender. If any Offshore Letter of Credit is issued, the following additional provisions shall apply:

            (a) for the avoidance of doubt, all Offshore Letters of Credit will be for the account of Packard;

            (b) the obligation of each L/C Participant to reimburse the Issuing Lender for any payment or disbursement under any Offshore Letter of Credit shall be payable only in the Offshore Currency in which such payment or disbursement is made, or at the request of any L/C Participant, in the Dollar Equivalent of the relevant Offshore Currency (calculated as of such date of determination);

            (c) (i) after giving effect to any such Offshore Letter of Credit, the aggregate amount of the Available Revolving Credit Commitments at such time shall not be less than zero, (ii) after giving effect to such Offshore Letter of Credit, the Dollar Equivalent of the sum of the aggregate (A) outstanding principal amount of Fronted Offshore Revolving Credit Loans and (B) outstanding Offshore Letters of Credit shall not exceed the Fronted Offshore Revolving Credit Loan Sublimit and (iii) the Issuing Lender shall not issue any Offshore Letter of Credit unless it shall have received notice from the

      Administrative Agent that the issuance of such Offshore Letter of Credit will not violate clause (i) or (ii) of this paragraph;

            (d) No later than the time specified in the applicable Issuing Lender Addendum, on each Calculation Date with respect to an Offshore Currency (or such other currency which the Issuing Lender may in its sole discretion agree to, and which for all other purposes of this Agreement with respect to such Offshore Letter of Credit shall then be deemed to be an "Offshore Currency"), the Issuing Lender shall determine the Offshore L/C Spot Rate as of such Calculation Date with respect to such Offshore Currency and shall promptly notify the Administrative Agent thereof. The Offshore L/C Spot Rate so determined shall become effective on the relevant Calculation Date and shall remain effective until the next succeeding Calculation Date. The Administrative Agent shall promptly notify Packard of each determination of an Offshore L/C Spot Rate hereunder; and

            (e) For purposes of determining the L/C Obligations and for purposes of calculating fees payable under Section 3.3, the amount of any Offshore Letter of Credit and of any draft paid by the Issuing Lender thereunder shall be deemed to be, as of any date of determination, the Dollar Equivalent thereof at such date.

                     SECTION 4. AMOUNT AND TERMS OF FRONTED
                         OFFSHORE REVOLVING CREDIT LOANS

             4.1 FRONTED OFFSHORE REVOLVING CREDIT SUBFACILITY. Subject to the terms and conditions hereof, each Fronting Lender severally agrees to make revolving credit loans (each, a "FRONTED OFFSHORE REVOLVING CREDIT LOAN") to the relevant Subsidiary Borrowers from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding the Dollar Equivalent of which shall not exceed, with respect to each Fronted Offshore Currency, the related Fronted Offshore Currency Sublimit of such Fronting Revolving Credit Lender, PROVIDED that, (a) after giving effect to any such Fronted Offshore Revolving Credit Loan, the aggregate amount of the Available Revolving Credit Commitments at such time would not be less than zero,
(b) after giving effect to such Fronted Offshore Revolving Credit Loan and the use of proceeds thereof, the Dollar Equivalent of the sum of the (A) aggregate outstanding principal amount of Fronted Offshore Revolving Credit Loans and (B) Offshore Letters of Credit, does not exceed the Fronted Offshore Revolving Credit Loan Sublimit and (c) no Fronting Lender shall make any Fronted Offshore Revolving Credit Loan unless it shall have received notice from the Administrative Agent that the making of such Fronted Offshore Revolving Credit Loan will not violate clause (a) or (b) above. During the Revolving Credit Commitment Period, the Subsidiary Borrowers may use the Fronted Offshore Revolving Credit Subfacility by borrowing, prepaying Fronted Offshore Revolving Credit Loans in whole or in part and reborrowing, all in accordance with the terms and conditions hereof.

             4.2 PROCEDURE FOR FRONTED OFFSHORE REVOLVING CREDIT LOAN BORROWINGS. Any Subsidiary Borrower may borrow under the Fronted Offshore Revolving Credit Subfacility during the Revolving Credit Commitment Period on any Banking Day, PROVIDED that Packard or its authorized designee shall give the relevant Fronting Lender and the Administrative Agent irrevocable written notice in the form of a Borrowing Notice (which Borrowing Notice must be received by the Fronting Lender and the Administrative Agent prior to the applicable time specified therefor in such Fronting Lender's Fronting Lender Addendum) specifying (a) the amount to be borrowed and the Fronted Offshore Currency with respect thereto, (b) the requested Borrowing Date, (c) the Subsidiary Borrower to which such Fronted Offshore Revolving Credit Loan is to be made, (d) the Non-Facility Loans Dollar Equivalent and (e) the initial Interest Periods (if any) with respect thereto; PROVIDED, FURTHER, that, notwithstanding anything to the contrary in any Fronting Lender Addendum, no Fronting Lender shall make a Fronted Offshore Revolving Credit Loan until it shall have received the notice described in clause (c) of the proviso to the first sentence of Section 4.1, upon receipt of which such Fronting Lender shall make the relevant Fronted Offshore Revolving Credit Loan in accordance with the terms of the applicable Fronting Lender Addendum or as soon thereafter as practicable. Each borrowing under the Fronted Offshore Revolving Credit Subfacility from a Fronting Lender shall be in such minimum amounts as shall be specified in the applicable Fronting Lender's Fronting Lender Addendum. The proceeds of each Fronted Offshore Revolving Credit Loan will be made available by the Fronting Lender in respect thereof to the relevant Subsidiary Borrower at such Lender's Fronting Lender's Payment Office at such time on the Borrowing Date and in such funds as are specified in such Fronting Lender's Fronting Lender Addendum.

             4.3 FRONTED OFFSHORE REVOLVING CREDIT LOANS FEES, COMMISSIONS AND OTHER CHARGES. (a) Each Subsidiary Borrower shall pay to the relevant Fronting Lender with respect to each Fronted Offshore Revolving Credit Loan made to it by such Fronting Lender, for the account of such Fronting Lender, a fronting fee with respect to the period from and including the date of such Fronted Offshore Revolving Credit Loan to but excluding the date of repayment thereof computed at a rate of 0.5% per annum on the average daily principal amount of such Fronted Offshore Revolving Credit Loan outstanding during the period for which such fee is calculated. Such fronting fee shall be payable in arrears on each Fee Payment Date to occur after the making of such Fronted Offshore Revolving Credit Loan and on the final maturity date in respect of such Fronted Offshore Revolving Credit Loan (or on such earlier date as such Fronted Offshore Revolving Credit Loan shall become due and payable as provided herein) and shall be nonrefundable.

             (b) Each Subsidiary Borrower shall pay to the relevant Fronting Lender, for the account of the Fronted Revolving Credit Loan Participants, a participation fee with respect to each Fronted Offshore Revolving Credit Loan made by such Fronting Lender to such Subsidiary Borrower, with respect to the period from and including the date of such Loan to but excluding the date of repayment thereof, computed at a rate per annum equal to the Applicable Margin in respect of Eurodollar Loans that are Revolving Credit Loans from time to time in effect on the average daily principal amount of such Fronted Offshore Revolving Credit Loan outstanding during the period for which such fee is calculated. Each such participation fee shall be shared ratably among the relevant Fronted Revolving Credit Loan Participants in accordance with their respective Revolving Credit Commitment Percentages. Each such participation fee shall be payable in arrears on each Fee Payment Date to occur after the making of the relevant Fronted Offshore Revolving Credit Loan and on the final maturity date in respect of such Fronted Offshore Revolving Credit Loan (or on such earlier date as such Fronted Offshore Revolving Credit Loan shall become due and payable as provided herein) and shall be nonrefundable. Upon receipt of any payment pursuant to this paragraph, each Fronting Lender shall promptly convert such payment to Dollars at the Spot Rate determined by the Fronting Lender to be in effect on the date of such conversion and shall promptly forward such amount in Dollars to the Administrative Agent at the Administrative Agent's Payment Office.

             (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to the relevant Fronted Revolving Credit Loan Participants all fees received by the Administrative Agent for their respective accounts pursuant to Section 4.3(b).

             4.4 PARTICIPATIONS. (a) Each Fronting Lender irrevocably agrees to grant and hereby grants to each Fronted Revolving Credit Loan Participant (other than such Fronting Lender), and, to induce such Fronting Lender to make Fronted Offshore Revolving Credit Loans hereunder, each such Fronted Revolving Credit Loan Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Fronting Lender, on the terms and conditions hereinafter stated, for such Fronted Revolving Credit Loan Participant's own account and risk an undivided interest equal to such Fronted Revolving Credit Loan Participant's Revolving Credit Commitment Percentage in such Fronting Lender's obligations and rights in respect of each Fronted Offshore Revolving Credit Loan made by such Fronting Lender hereunder. Each such Fronted Revolving Credit Loan Participant unconditionally and irrevocably agrees with each Fronting Revolving Credit Lender that, if any amount in respect of the principal, interest or fees owing to such Fronting Lender in respect of a Fronted Offshore Revolving Credit Loan is not paid when due in accordance with the terms of this Agreement, such Fronted Revolving Credit Loan Participant shall pay to the Fronting Lender (through the Administrative Agent) upon demand an amount in the Dollar Equivalent of the relevant Offshore Currency (calculated as of such date of determination) equal to such Fronted Revolving Credit Loan Participant's Revolving Credit Commitment Percentage of such unpaid amount.

             (b) Each Fronted Revolving Credit Loan Participant's obligation to make the payment referred to in Section 4.4(a) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which any Fronted Revolving Credit Loan Participant or any Subsidiary Borrower may have against any Fronting Lender, any Subsidiary Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of any Borrower, (iv) any breach of this Agreement or any other Loan Document by any Loan Party or any other Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

             (c) If any amount required to be paid by any Fronted Revolving Credit Loan Participant to any Fronting Lender pursuant to Section 4.4(a) is not paid to such Fronting Lender when due but is paid within three Banking Days after the date such payment is due, such Fronted Revolving Credit Loan Participant shall pay to such Fronting Lender on demand an amount equal to the product of (i) such amount, times (ii) the Cost of Funds in respect of the related Offshore Currency determined by such Fronting Lender during the period from and including the date such payment is required to the date on which such payment is immediately available to such Fronting Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any Fronted Revolving Credit Loan Participant pursuant to Section 4.4(a) is not in fact made available to any Fronting Lender by such Fronted Revolving Credit Loan Participant within three Banking Days after the date such payment is due, such Fronting Lender shall be entitled to recover from such Fronted Revolving Credit Loan Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum equal to the rate applicable thereto in accordance with the preceding sentence PLUS the Applicable Margin in respect of Eurodollar Loans that are Revolving Credit Loans. A certificate of any Fronting Lender submitted to any Fronted Revolving Credit Loan Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

             (d) Whenever, at any time after any Fronting Lender has received from any Fronted Revolving Credit Loan Participant the full amount owing by such Fronted Revolving Credit Loan Participant pursuant to and in accordance with
Section 4.4(a) in respect of any Fronted Offshore Revolving Credit Loan, such Fronting Lender receives any payment related to such Fronted Offshore Revolving Credit Loan (whether directly from the relevant Subsidiary Borrower or otherwise, including proceeds of collateral applied thereto by such Fronting Lender), or any payment of interest on account thereof, such Fronting Lender will promptly distribute to such Fronted Revolving Credit Loan Participant its PRO RATA share thereof.

             (e) If any payment received by any Fronting Lender pursuant to
Section 4.4(c) with respect to any Fronted Offshore Revolving Credit Loan made by it shall be required to be returned by such Fronting Lender, each Fronted Revolving Credit Loan Participant shall pay to such Fronting Lender its pro RATA share thereof.

             4.5 OFFSHORE CURRENCY SPOT RATE. (a) (i) No later than the time specified in the applicable Fronting Lender Addendum, on each Calculation Date with respect to a Fronted Offshore Currency, the relevant Fronting Lender shall determine the Spot Rate as of such Calculation Date with respect to such Fronted Offshore Currency and shall promptly notify the Administrative Agent thereof, PROVIDED that, upon receipt of a Borrowing Notice pursuant to Section 4.2 or a Conversion/Continuation Notice pursuant to Section 5.5 with respect to the continuation of a Fronted Offshore Revolving Credit Loan, the relevant Fronting Lender shall determine the Spot Rate with respect to the relevant Fronted Offshore Currency in accordance with the Fronting Lender Addendum and shall promptly notify the Administrative Agent thereof (it being acknowledged and agreed that the Administrative Agent shall use such Spot Rate for the purposes of determining compliance with Section 4.1 with respect to such borrowing request and issuing the notice described in clause (c) of the proviso to the first sentence of Section 4.1). The Spot Rates so determined shall become effective on the relevant Calculation Date and shall remain effective until the next succeeding Calculation Date.

             (b) The Administrative Agent shall promptly notify Packard of each determination of a Spot Rate hereunder.

             4.6 REPAYMENT OF FRONTED OFFSHORE REVOLVING CREDIT LOANS. Each Subsidiary Borrower hereby unconditionally promises to pay to the relevant Fronting Revolving Credit Lender the then unpaid principal amount of each Fronted Offshore Revolving Credit Loan made by such Fronting Lender to such Subsidiary Borrower, in each case on the Revolving Credit Termination Date (or such earlier date on which the Fronted Revolving Credit Loans become due and payable pursuant to Section 10 or as may be specified in the Fronting Bank Addendum of such Fronting Bank).


                    SECTION 5. GENERAL PROVISIONS APPLICABLE
                         TO LOANS AND LETTERS OF CREDIT

             5.1 COMMITMENT FEES, ETC. (a) Packard agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Closing Date to the last Banking Day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment (calculated without taking into account any outstanding Non-Facility Offshore Currency Loans) of such Lender during the period for which payment is made, payable quarterly in arrears on the last Banking Day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof.

             (b) Packard agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by Packard and the Administrative Agent.

             5.2 TERMINATION OR REDUCTION OF REVOLVING CREDIT COMMITMENTS. Packard shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; PROVIDED that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans and/or the Fronted Offshore Revolving Credit Loans made on the effective date thereof, the Total Utilized Commitments would exceed the Revolving Credit Commitments then in effect. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

             5.3 OPTIONAL PREPAYMENTS. (a) Packard may at any time and from time to time prepay the Base Rate Loans and the Eurodollar Loans, in whole or in part without premium or penalty except as specified in Section 5.13, upon irrevocable notice delivered to the Administrative Agent (which notice must be received by the Administrative Agent prior to11:30 A.M., New York time) at least three Banking Days prior thereto in the case of Eurodollar Loans and at least one Banking Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or Base Rate Loans; PROVIDED, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, Packard shall also pay any amounts owing pursuant to Section 5.13. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Credit Loans which are Base Rate Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Revolving Credit Loans shall be in an aggregate principal amount equal to (i) in the case of Base Rate Loans, $1,000,000 or a whole multiple of $500,000 in excess thereof and (ii) in the case of Eurodollar Loans, $1,000,000 or a whole multiple thereof.

             (b) Each Subsidiary Borrower may at any time and from time to time prepay Fronted Offshore Revolving Credit Loans, in whole or in part, without premium or penalty except as specified in Section 5.13, upon at least four Banking Days' irrevocable notice (or such other number of days as may be specified in the Fronting Bank Addendum of such Fronting Lender in its discretion) to the relevant Fronting Lender and the Administrative Agent specifying the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to Section 5.13 and accrued interest to such date on the amount prepaid. Partial prepayments of Fronted Offshore Revolving Credit Loans shall be in such minimum amounts as shall be specified in the Fronting Bank Addendum of the relevant Fronting Lender.

             (c) Prepayments made pursuant to this Section 5.3 shall be made in accordance with Section 5.10.

             5.4 MANDATORY PREPAYMENTS. (a) If a Canberra Sale occurs, (i) on the date of such sale, the outstanding Revolving Credit Loans will be repaid pursuant to Section 5.4(c) (and the Revolving Credit Commitments shall be permanently reduced by an equal amount) in an amount equal to the lesser of
(a) the then outstanding amount of the Revolving Credit Loans and (b) an amount equal to the Canberra Percentage multiplied by $100,000,000, (ii) on the date of such sale, in the event that the amount calculated pursuant to clause (i)(b) above is greater than the amount calculated pursuant to clause
(i)(a) above, the Revolving Credit Commitments shall be permanently reduced by an amount equal to such excess amount, and (iii) if, after taking into account the repayments of the Revolving Credit Loans provided for in clause
(i) above, (A) at least 30 days prior to the particular date (the "APPLICATION DATE") Packard is required to apply an amount equal to any of the "Excess Proceeds" (as defined in the Subordinated Note Indenture) thereof in the manner specified in the Subordinated Note Indenture, in order to excuse Packard from being required to make an "Offer" (as defined in the Subordinated Note Indenture) in connection with the Canberra Sale, Packard shall have failed to so apply an amount equal to such "Excess Proceeds or (B) Packard at any other time shall have failed to apply or commit or cause to be applied an amount equal to any such "Excess Proceeds," and, within 30 days thereafter assuming no further application or commitment of an amount equal to such "Excess Proceeds" Packard would otherwise be required to make an "Offer" in respect thereof, then in either such case Packard shall immediately pay or cause to be paid to the Administrative Agent an amount equal to such "Excess Proceeds" to be applied to the permanent prepayment of the Revolving Credit Loans in the manner set forth in Section 5.4(c) in such amounts as shall excuse Packard from making any such "Offer" with respect to the Subordinated Notes that would result in less than $50,000,000 aggregate principal amount of Subordinated Notes remaining outstanding.

             (b) Unless the Required Lenders shall otherwise agree, if on any date Packard or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale (other than a Canberra Sale) or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, an amount equal to 100% of such Net Cash Proceeds shall be applied on such date toward the permanent prepayment of the Loans and/or reduction of the Commitments as set forth in Section 5.4(c); PROVIDED that, notwithstanding the foregoing, the aggregate Net Cash

Proceeds of Asset Sales that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $5,000,000 in any fiscal year of Packard. Notwithstanding the foregoing, Packard may in each fiscal year exclude up to $200,000 of Net Cash Proceeds of Asset Sales or Recovery Events from the requirements of this paragraph (a).

             (c)(i) The application of any prepayment pursuant to Section 5.4 shall be made first to Base Rate Loans and second to Eurodollar Loans. Each prepayment of the Revolving Credit Loans under Section 5.4 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid. Prepayments and/or Commitment reductions made pursuant to this Section 5.4 shall be applied in accordance with Section 5.10.

             (ii) Notwithstanding the foregoing, in the event the amount of any prepayment required to be made pursuant to Section 5.4(b) shall exceed the aggregate principal amount of the Base Rate Loans outstanding under the Facilities required to be prepaid (the amount of any such excess being called the "EXCESS AMOUNT"), Packard shall have right, in lieu of making such prepayment in full, to prepay all the outstanding applicable Base Rate Loans and to deposit an amount equal to the Excess Amount in a cash collateral account maintained by and in the sole dominion and control of the Administrative Agent. Any amounts so deposited shall be held by the Administrative Agent as collateral for the repayment obligations of Packard under Section 5.4(b) and applied to the prepayment of the applicable Eurodollar Loans at the end of the current Interest Periods applicable thereto. On any Banking Day on which (x) collected amounts remain on deposit in or to the credit of such cash collateral account after giving effect to the payments made on such day pursuant to this paragraph
(b)(ii) and (y) Packard shall have delivered to the Administrative Agent a written request or a telephonic request (which shall be promptly confirmed in writing) that such remaining collected amounts be invested in Cash Equivalents specified in such request, the Administrative Agent shall use its reasonable efforts to invest such remaining collected amounts in such Cash Equivalents; PROVIDED that the Administrative Agent shall have continuous dominion and full control over any such investments (and over any interest that accrues thereon) to the same extent that it has dominion and control over such cash collateral account and no Cash Equivalents shall mature after the end of the Interest Period for which it is to be applied. Packard shall have the right to withdraw any remaining amounts from such cash collateral account (including any interest that accrues thereon) once the applicable Eurodollar Loans and accrued interest thereon are paid in full, so long as no Default or Event of Default then exists or would result therefrom.

             (iii) In the event Packard delivers a Reinvestment Notice to the Administrative Agent, Packard shall keep on deposit in an interest-bearing cash collateral account maintained by and in the sole dominion and control of the Administrative Agent an amount equal to the lesser of (A) the Reinvestment Deferred Amount and (ii) the Total Revolving Extensions of Credit from time to time outstanding during the period from the subject Asset Sale to the Reinvestment Prepayment Date. Any amounts so deposited shall be held by the Administrative Agent as collateral for the repayment obligations of Packard under Section 5.4(b) and applied to permanently prepay the Revolving Loans on the Reinvestment Prepayment Date if such funds are not used in accordance with the Reinvestment Notice prior to such time. On any Banking Day on which (x) amounts remain on deposit in such cash collateral account and (y) Packard shall have delivered to the Administrative Agent a written request or a telephonic request (which shall be promptly confirmed in writing) that such amounts be invested in Cash Equivalents specified in such request, the Administrative Agent shall use its reasonable efforts to invest such amounts in such Cash Equivalents; PROVIDED that the Administrative Agent shall have continuous dominion and full control over any such investments (and over any interest that accrues thereon) to the same extent that it has dominion and control over such cash collateral account and no Cash Equivalents shall mature after the Reinvestment Prepayment Date. Packard shall have the right to (i) withdraw any amounts from such cash collateral account (including any interest that accrues thereon) concurrently with its use of such funds in accordance with the Reinvestment Notice and (ii) receive all interest which shall have accrued on all amounts in such cash collateral account periodically on request to the Administrative Agent.

             (d) If, (i) on the last Banking Day of each March, June, September and December, the Dollar Equivalent of the aggregate (A) outstanding principal amount of Fronted Offshore Revolving Credit Loans and (B) amount of all Offshore Letters of Credit, exceeds an amount equal to 103% of the Fronted Offshore Revolving Credit Loan Sublimit or (ii) on any day, the Total Utilized Commitments exceeds the aggregate Revolving Credit Commitments on such date, Packard shall, without notice or demand, immediately repay (or cause the relevant Subsidiary Borrower to repay) such of the outstanding Loans in an aggregate principal amount such that, after giving effect thereto, (x) the Dollar Equivalent of the (A) aggregate outstanding principal amount of Fronted Offshore Revolving Credit Loans and (B) amount of all Offshore Letters of Credit, does not exceed the Fronted Offshore Revolving Credit Loan Sublimit and
(y) the Total Utilized Commitments does not exceed the aggregate Revolving Credit Commitments, together with interest accrued to the date of such payment or prepayment on the principal so prepaid and any amounts payable under Section
5.13 in connection therewith. Any prepayment of Fronted Revolving Credit Loans pursuant to the immediately preceding sentence shall, at Packard's option, be applied to prepay such Fronted Offshore Revolving Credit Loans or to cash collateralize Offshore Letters of Credit in a manner satisfactory to the Administrative Agent.

             5.5 CONVERSION AND CONTINUATION OPTIONS. (a) Packard may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least one Banking Day's prior irrevocable telephonic notice (promptly confirmed in writing in a Conversion/Continuation Notice) of such election (which notice must be received by the Administrative Agent prior to 11:30 A.M., New York time), PROVIDED that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. Packard may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Banking Days' prior irrevocable notice of such election specifying the length of the initial Interest Period therefor (which notice must be received by the Administrative Agent prior to11:30 A.M., New York time), PROVIDED that no Base Rate Loan under a particular Facility may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

             (b) Any Eurodollar Loan or Fronted Offshore Revolving Credit Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by Packard or the relevant Borrower giving irrevocable telephonic notice (promptly confirmed in writing in a Conversion/Continuation Notice) to the Administrative Agent and, in the case of a Fronted Offshore Revolving Credit Loan, to the relevant Fronting Offshore Lender, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, PROVIDED that no Eurodollar Loan under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility, and PROVIDED, FURTHER, that (x) in the case of Eurodollar Loans, if the relevant Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period and (y) in the case of Fronted Offshore Revolving Credit Loans, if the relevant Borrower shall fail to give such notice of continuation of a Fronted Offshore Revolving Credit Loan, such Loan shall be automatically continued for an Interest Period of one month. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

             (c) In no event shall a Eurodollar Loan or Fronted Offshore Revolving Credit Loan be continued pursuant to Section 5.5(b) to the extent that on the date of such continuation the Total Utilized Commitments then outstanding exceed the aggregate Revolving Credit Commitments.

             5.6 MINIMUM AMOUNTS AND MAXIMUM NUMBER OF EURODOLLAR AND OFFSHORE CURRENCY TRANCHES. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than eight Eurodollar Tranches shall be outstanding at any one time. In addition, in no event shall there be more than two Offshore Tranches in any single Fronted Offshore Currency outstanding at any time.

             5.7 INTEREST RATES AND PAYMENT DATES. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

             (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

             (c) Each Fronted Offshore Revolving Credit Loan shall bear interest for each day during each Interest Period with respect thereto (or, if there is no Interest Period with respect thereto, for each day such Loan is outstanding) at a rate per annum equal to the applicable Cost of Funds determined for such day.

             (d) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) shall bear interest at a rate per annum which is equal to (x) in the case of principal of Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 5.7 PLUS 2% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans under the Revolving Credit Facility PLUS 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee, participation fee, or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to (x) in the case of amounts denominated in Dollars, the rate applicable to Base Rate Loans under the relevant Facility PLUS 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the Base Rate PLUS 4-1/4%) and (y) in the case of amounts denominated in an Offshore Currency, the Cost of Funds determined by the Administrative Agent in respect of such Offshore Currency PLUS the Applicable Margin applicable to Loans under the Revolving Credit Facility PLUS 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

             (e) Interest shall be payable by the relevant Borrower in arrears on each Interest Payment Date and on the Revolving Credit Termination Date (in the case of the Revolving Credit Loans and the Fronted Offshore Revolving Credit Loans) and the date of the final installment of principal of the Term Loans, PROVIDED that interest accruing pursuant to paragraph (d) of this Section shall be payable from time to time on demand.

             5.8 COMPUTATION OF INTEREST AND FEES. (a) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans the rate of interest on which is calculated on the basis of the Reference Rate, the interest thereon shall be calculated on the basis of a 365-(or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify Packard and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify Packard and the relevant Lenders of the effective date and the amount of each such change in interest rate.

             (b) Each determination of an interest rate by the Administrative Agent or a Fronting Lender pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error.

             5.9 INABILITY TO DETERMINE INTEREST RATE. If prior to the first day of any Interest Period:

            (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period,

            (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, or

            (c) a Fronting Lender shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Cost of Funds for such Interest Period in respect of any Fronted Offshore Currency (any such currency shall also be an "AFFECTED OFFSHORE CURRENCY"), the Administrative Agent (or the relevant Fronting Lender, in the case of clause
(c) above) shall give telecopy or telephonic notice thereof to the relevant Borrower and the relevant Lenders (and, in the case of any notice by a Fronting Lender, the Administrative Agent) as soon as practicable thereafter. If such notice is given as provided in clause (a) or (b) above, (i) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (ii) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and
(iii) any outstanding Eurodollar Loans under the relevant Facility shall be converted to Base Rate Loans on the last day of the Interest Period applicable thereto. If such notice is given as provided in clause (c) above, (i) any Foreign Offshore Loans in an affected Offshore Currency requested to be made on the first day of such Interest Period shall not be made and (ii) any outstanding Foreign Offshore Loans in an affected Offshore Currency shall be due and payable on the first day of such Interest Period. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans or Fronted Offshore Revolving Credit Loans in an affected Offshore Currency, as the case may be, under the relevant Facility shall be made or continued as such, nor, in the case of clause (a) or (b) above, shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

             5.10 PRO RATA TREATMENT AND PAYMENTS. (a) Each borrowing by Packard from the Lenders hereunder (other than of Fronted Offshore Revolving Credit Loans), each payment by Packard on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made PRO-RATA according to the Revolving Credit Percentages of the relevant Lenders.

             (b) Each mandatory prepayment by Packard shall be applied as follows: FIRST, to prepay Loans PRO-RATA according to the Revolving Credit Percentages of the relevant Lenders and to permanently reduce the Commitments in the amounts so prepaid, and SECOND, to reduce permanently any undrawn Commitments PRO-RATA according to the Revolving Credit Percentages of the relevant Lenders. Each other payment by Packard on account of principal of and interest on the Revolving Credit Loans shall be made PRO-RATA according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders.

             (c) All payments (including prepayments) to be made by Packard hereunder, in respect of Letters of Credit and Loans, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 2:00 P.M.,

New York time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's Payment Office, in Dollars (except that, with respect to Offshore Letters of Credit, payment shall be made in the applicable Offshore Currency) and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received, or, if applicable, at the request of any Lender, in the Dollar Equivalent of the relevant Offshore Currency (calculated as of such date of determination). If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Banking Day, such payment shall be extended to the next succeeding Banking Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Banking Day, the maturity thereof shall be extended to the next succeeding Banking Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Banking Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

             (d) All payments (including prepayments) to be made by a Subsidiary Borrower hereunder in respect of Fronted Offshore Revolving Credit Loans, on account of principal and interest thereon and fronting fees and participation fees in respect thereof, shall be made without set off or counterclaim and shall be made prior to 11:00 A.M., local time, on the due date thereof to the relevant Fronting Lender, at the Fronting Lender's Payment Office in the currency in which such Loans are denominated and in immediately available funds in such currency. If any payment of principal or interest on a Fronted Offshore Revolving Credit Loan becomes due and payable on a day other than a Banking Day, such payment shall be extended to the next succeeding Banking Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

             (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to Packard a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 5.10(f) shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Banking Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from Packard. This paragraph shall not apply to Loans made to Subsidiary Borrowers.

             5.11 REQUIREMENTS OF LAW. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

            (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application, any Eurodollar Loan or any Fronted Offshore Revolving Credit Loan made by it or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 5.12 and changes in the rate of tax on the overall net income of such Lender);

            (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate or the Cost of Funds hereunder, or

            (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or Fronted Offshore Revolving Credit Loans or issuing or participating in Letters of Credit or Fronted Offshore Revolving Credit Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the relevant Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 5.11, it shall promptly notify Packard (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

             (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to Packard (with a copy to the Administrative Agent) of a written request therefor, Packard shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

             (c) A certificate as to any additional amounts payable pursuant to this Section 5.11 submitted by any Lender to the relevant Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrowers pursuant to this Section 5.11 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

             5.12 TAXES. (a) All payments made by the Borrowers under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document), PROVIDED that all payments to be made by the Fronting Lenders pursuant to Section 4.3(b) shall, for purposes of this Section 5.12, be deemed to be a payment by the relevant Borrower. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("NON-EXCLUDED TAXES") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; PROVIDED, HOWEVER, that the Borrowers shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this Section. Whenever any Non-Excluded Taxes are payable by any Borrower, as promptly as possible thereafter such Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If the relevant Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, Packard shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. Packard shall make any payments required pursuant to the immediately preceding sentence within 15 days after receipt of written demand therefor from the Administrative Agent or any Lender, as the case may be. The agreements in this Section 5.12 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. Notwithstanding anything in this Section 5.12(a) to the contrary, the Borrowers shall not be required to increase any such amounts payable to a Non-U.S. Lender that becomes a Lender after the Closing Date or Participant to the extent of any United States withholding taxes applicable at the time such Non-U.S. Lender becomes a Lender (or in the case of any Participant, at the time such Participant purchases the related participation) to amounts payable to such Non-U.S. Lender or Participant, except to the extent that such Non-U.S. Lender's assignor (or in the case of any Participant, the Lender from which such Participant purchased the related participation) was entitled, at the time of assignment or participation to receive additional amounts from the Borrower with respect to such withholding taxes pursuant to this Section 5.12(a).

             (b) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "NON-U.S. LENDER") shall deliver to Packard and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, an annual certificate representing that such Non-U.S. Lender is not a "bank" for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of Packard and is not a controlled foreign corporation related to Packard (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrowers under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrowers at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section 5.12(b), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 5.12(b) that such Non-U.S. Lender is not legally able to deliver.

             5.13 INDEMNITY. Each Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by a Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans or Fronted Offshore Revolving Credit Loans after such Borrower or Packard has given a notice requesting the same in accordance with the provisions of this Agreement
(b) default by a Borrower in making any prepayment after such Borrower or Packard has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans or Fronted Offshore Revolving Credit Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market or, in the case of Fronted Offshore Revolving Credit Loans, the relevant interbank eurocurrency market. A certificate as to any amounts payable pursuant to this Section 5.13 submitted to the relevant Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

             5.14 CHANGE OF LENDING OFFICE. Each Lender agrees that upon the occurrence of any event giving rise to the operation of Section 5.11 or 5.12(a) with respect to such Lender, it will, if requested by Packard, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; PROVIDED, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and PROVIDED, FURTHER, that nothing in this Section 5.14 shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to
Section 5.11 or 5.12(a).

             5.15 SUBSIDIARY BORROWERS. Packard may designate any Foreign Subsidiary of Packard as a Subsidiary Borrower by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and Packard and upon such delivery such Subsidiary shall for all purposes of this Agreement be a Subsidiary Borrower and a party to this Agreement until Packard shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Subsidiary Borrower and a party to this Agreement. Notwithstanding the preceding sentence, no Borrowing Subsidiary Termination will become effective as to any Subsidiary Borrower at a time when any principal of or interest on any Loan to such Subsidiary Borrower shall be outstanding hereunder, PROVIDED that such Borrowing Subsidiary Termination shall be effective to terminate such Subsidiary Borrower's right to make further borrowings under this Agreement.

             5.16 REPLACEMENT OF LENDERS UNDER CERTAIN CIRCUMSTANCES. Packard shall be permitted to replace any Lender which (a) requests reimbursement for amounts owing pursuant to Section 5.11 or 5.12 or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; PROVIDED that
(i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 5.14 so as to eliminate the continued need for payment of amounts owing pursuant to Section 5.11 or 5.12, (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the relevant Borrowers shall be liable to such replaced Lender under Section 5.13 if any Eurodollar Loan or Fronted Offshore Revolving Credit Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 13.6 (provided that Packard shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the relevant Borrowers shall pay all additional amounts (if any) required pursuant to Section 5.11 or 5.12, as the case may be, and (ix) in the case of clause (b) above, any such replacement shall not be deemed to be a waiver of any rights which any Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.


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

                    SECTION 6. REPRESENTATIONS AND WARRANTIES

             To induce the Administrative Agent and the Lenders to enter into this Agreement and to make, issue or participate in the Loans and the Letters of Credit, each of Packard and each Subsidiary Borrower (to the extent applicable to such Subsidiary Borrower) hereby represents and warrants to the Administrative Agent and each Lender that:

             6.1 FINANCIAL CONDITION. (a) The audited consolidated balance sheets of Packard as at December 31, 1997, December 31, 1998 and December 31, 1999, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Arthur Andersen LLP, present fairly the consolidated financial condition of Packard as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. All such financial statements, including the related notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the relevant firm of accountants and disclosed therein). Packard does not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, which are not reflected in the most recent financial statements, including the related notes thereto, referred to in this paragraph (a). During the period from December 31, 1999 to and including the date hereof there has been no Disposition by Packard or any of its Subsidiaries of any material part of its business or Property.

             (b) The unaudited consolidated financial statements for each of the Canberra and Packard Instrument divisions of Packard for the six months ended June 30, 2000, certified by the chief financial officer of Packard, copies of which have hereto been furnished to each Lender, fairly presents the financial condition of each such division as at such dates and for such periods, all in accordance with GAAP.

             6.2 NO CHANGE. Since December 31, 1999 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

             6.3 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each of Packard and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

             6.4 CORPORATE POWER, AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each Loan Party has the corporate power and authority, and the legal right to make, deliver and perform the Loan

Documents to which it is a party and, in the case of the Borrowers, to borrow hereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrowers, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Recapitalization and the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 6.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 6.20. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

             6.5 NO LEGAL BAR. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of Packard or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to Packard or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect

             6.6 NO MATERIAL LITIGATION. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Packard or such Subsidiary Borrower, threatened by or against Packard or any of its Subsidiaries or against any of their respective properties or revenues (i) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

             6.7 NO DEFAULT. None of Packard and its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

             6.8 OWNERSHIP OF PROPERTY; LIENS. Each of Packard and its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien except as permitted by Section 9.3.

             6.9 INTELLECTUAL PROPERTY. Each of Packard and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes ("INTELLECTUAL PROPERTY") necessary for the conduct of its business as currently conducted. Except


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

as set forth on Schedule 6.9, no material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does such party know of any valid basis for any such claim. The use of Intellectual Property by Packard and its Subsidiaries does not, to the best knowledge of Packard, infringe on the rights of any Person in any material respect.

             6.10 TAXES. Each of Packard and its Subsidiaries has filed or caused to be filed all Federal, Connecticut, Delaware, Illinois and other material tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Packard or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of Packard and each Subsidiary Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

             6.11 FEDERAL REGULATIONS. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of the Board.

             6.12 LABOR MATTERS. There are no strikes or other labor disputes against Packard or any of its Subsidiaries pending or, to the knowledge of Packard or any Subsidiary Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of Packard and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from Packard or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of Packard or the relevant Subsidiary.

             6.13 ERISA. Except where a breach of the following, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (i) neither a Reportable Event nor an "'accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code; (ii) no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period;
(iii) the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount; (iv) neither Packard nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan which has resulted or could reasonably be expected to result in a material liability under ERISA, and neither Packard nor any Commonly Controlled Entity would become subject to any material liability under ERISA if Packard or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made; and (v) no such Multiemployer Plan is in Reorganization or Insolvent.

             6.14 INVESTMENT COMPANY ACT; OTHER REGULATIONS. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

             6.15 SUBSIDIARIES. The Subsidiaries listed on Schedule 6.15 constitute all the Subsidiaries of Packard at the date hereof.

             6.16 RESTRICTIONS ON DISTRIBUTIONS. On the date hereof, no Subsidiary is subject to any Subsidiary Restrictions, except (a) Subsidiary Restrictions contained in the Loan Documents and (b) Subsidiary Restrictions described on Schedule 6.16.

             6.17 USE OF PROCEEDS. The proceeds of the Revolving Credit Loans shall be used to (i) refinance a portion of the outstanding principal amount of Packard's existing senior Indebtedness, (ii) pay fees and expenses incurred in connection with the closing of this Agreement, (iii) make acquisitions permitted by Section 9.8(g), (iv) provide for working capital, capital expenditures, research and development costs and other general corporate purposes of the Borrower and its subsidiaries and (v) repurchase such of Packard's outstanding Subordinated Notes as permitted by Section 9.9. The proceeds of the Fronted Offshore Revolving Credit Loans shall be used to finance ongoing working capital needs of Packard and its Subsidiaries.

             6.18 ENVIRONMENTAL MATTERS. Except as set forth on Schedule 6.18 or as could not reasonably be expected to have a Material Adverse Effect:

             (a) The facilities and properties owned, leased or operated by Packard or any of its Subsidiaries (the "PROPERTIES") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances which constitute or constituted a violation of, or could give rise to liability under, any Environmental Law.

             (b) The Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by Packard or any of its Subsidiaries (the "BUSINESS") which could interfere with the continued operation of the Properties or impair the fair saleable value thereof. None of Packard and its Subsidiaries has assumed any liability of any other Person under Environmental Laws.

             (c) None of Packard and its Subsidiaries has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does Packard or any Subsidiary Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

             (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or, to the best knowledge of Packard and the Subsidiary Borrowers, to a location which could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.

             (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge or Packard and the Subsidiary Borrowers, threatened, under any Environmental Law to which Packard or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

             (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of Packard or any Subsidiary in connection with the Properties or, to the best knowledge of Packard and the Subsidiary Borrowers, otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

             6.19 ACCURACY OF INFORMATION, ETC. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished to the Administrative Agent or the Lenders or any of them by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the Closing Date), any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and PRO FORMA financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of such Loan Party to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of March 4, 1997, the representations and warranties of Packard and, to the best knowledge of Packard, the Management Stockholders in the Recapitalization and Stock Purchase Agreement were true and correct in all material respects. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

             6.20 SECURITY DOCUMENTS. (a) The Guarantee and Collateral Agreement continues to be effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. The delivery of the Pledged Stock and Pledged Notes described in the Guarantee and Collateral Agreement, and the filing of the financing statements in the offices specified on Schedule 6.20(a) and as required by Section 8.10, in each case together with the Guarantee and Collateral Agreement and all supplements thereto, and, as applicable, the Dutch Pledge Documents, constitute (or will constitute, as applicable) a fully perfected Lien on, and security interest in, all right title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person.

             (b) Each of the Mortgages (as supplemented by the Mortgage Supplements, as applicable) continues to be effective to create in favor of the Administrative Agent for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and each such Mortgage continues to constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person, except as disclosed on Schedule 9.3(f).

             6.21 SOLVENCY. Each Loan Party is Solvent.

             6.22 SENIOR INDEBTEDNESS. The Obligations constitute "Senior Indebtedness" of Packard under and as defined in the Subordinated Note Indenture. The obligations of each Subsidiary Guarantor under the Guarantee and Collateral Agreement constitute "Senior Guarantor Indebtedness" of such Subsidiary Guarantor under and as defined in the Subordinated Note Indenture.

             6.23 REGULATION H. No Mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having, special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

             6.24 INACTIVE SUBSIDIARIES. Each of the Domestic Subsidiaries listed on Schedule 6.24 has no material net assets and does not engage in any operating activity; and such Domestic Subsidiaries in the aggregate have no material net assets.


                        SECTION 7. CONDITIONS PRECEDENT

             7.1 CONDITIONS TO EFFECTIVENESS. The effectiveness of this Agreement, as an amendment and restatement of the Existing Credit Agreement, is subject to the satisfaction, prior to or concurrently with the Closing Date, of the following conditions precedent:

             (a) LOAN DOCUMENTS. The Administrative Agent shall have received
      (i) this Agreement, executed and delivered by a duly authorized officer of Packard, (ii) a ratification of the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of Packard and each Subsidiary Guarantor (together with executed acknowledgements from each Foreign Subsidiary) substantially in the form of Exhibit F hereto (the "RATIFICATION"), (iii) the Mortgage Supplements, executed and delivered by a duly authorized officer of each party thereto, (iv) the Dutch Pledge Documents, executed and delivered by the authorized parties thereto and
      (v) for the account of each relevant Lender, Notes conforming to the requirements hereof and executed and delivered by a duly authorized officer of Packard.

             (b) FINANCIAL STATEMENTS. The Lenders shall have received (i) audited consolidated financial statements of Packard for the 1997, 1998 and 1999 fiscal years and (iii) unaudited consolidated financial statements for each of the Canberra and Packard Instrument divisions of Packard for the six months ended June 30, 2000.

             (c) APPROVALS. All governmental and material third party approvals (including landlords' and other consents required to be obtained under the applicable underlying transaction documentation) necessary or advisable in connection with the continuing operations of Packard and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated hereby.

             (d) ENVIRONMENTAL AUDIT. The Administrative Agent shall have received an environmental audit from Arcadis Geraghty & Miller with respect to the "Tennelec property" owned by Packard, in form and substance satisfactory to the Administrative Agent.

             (e) CLOSING CERTIFICATE. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit I, with appropriate insertions and attachments.

             (f) LEGAL OPINIONS. The Administrative Agent shall have received the following executed legal opinions:

                 (i) the legal opinion of Day, Berry & Howard, counsel to
             Packard and its Subsidiaries, substantially in the form of Exhibit J-1; and of Wachtell, Lipton, Rosen & Katz, New York counsel to Packard and its Subsidiaries, substantially in the form of Exhibit J-2;

                 (ii) the legal opinion of Piper Marbury Rudnick & Wolfe,
             special Illinois counsel to Packard and its Subsidiaries, substantially in the form of Exhibit K;

                 (iii) the legal opinion of Amster, Rothstein & Ebenstein,
             special intellectual property counsel to Packard and its Subsidiaries, substantially in the form of Exhibit L; and

                 (iv) the legal opinion of Dutch and U.K local counsel with respect to the pledge of 65% of the capital stock of each first tier Foreign Subsidiary of Packard, substantially in the form of Exhibit M-2.

      Each such legal opinion shall cover such matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require..

             (g) FILINGS, REGISTRATIONS AND RECORDINGS. Each document required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to (i) confirm the first priority nature of the Liens existing in favor of the Administrative Agent, for the benefit of the Lenders, under the Existing Credit Agreement and/or (ii) create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 9.3), shall have previously been filed or, subject to Section 8.10, shall now be in proper form for filing, registration or recordation.

             (h) FEES. Each of the Agents shall have received the fees required to be paid to it and the Lenders on or prior to the Closing Date and any invoices for expenses payable hereunder presented to Packard shall have been paid by Packard.

             (i) INSURANCE. The Administrative Agent shall have received insurance certificates satisfying the requirements of the Guarantee and Collateral Agreement and the Mortgages.

             (j) OTHER INFORMATION. The Administrative Agent shall have received such business and other information regarding Packard and its Subsidiaries as the Lenders shall have requested, including, without limitation, information as to possible contingent liabilities and other tax matters.

             (k) ACCURACY OF INFORMATION. Nothing shall have come to the attention of the Administrative Agent or any Lender to lead them to believe that any information provided to them by or on behalf of Packard or its Subsidiaries was or has become misleading, incorrect or incomplete in any material respect.

             (l) MATERIAL ADVERSE CHANGE. Before and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, there shall not have occurred a material adverse change since December 31, 1999 in the business, operations, condition (financial or otherwise) or prospects of Packard and its Subsidiaries taken as a whole.

             (m) NO LITIGATION, ETC. There shall exist no action, suit, investigation, litigation or proceeding affecting Packard or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the transactions contemplated by the Loan Documents.

             7.2 CONDITIONS TO EACH EXTENSION OF CREDIT. The agreement of each Lender to make any extension of credit (including the issuance of any Letter of Credit) requested to be made by it on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

             (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

             (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

             (c) ADDITIONAL MATTERS. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by any Borrower hereunder and the issuance of each Letter of Credit issued hereunder shall constitute a representation and warranty by Packard that the conditions contained in this Section 7.2 have been satisfied. In addition, each borrowing by a Subsidiary Borrower hereunder shall constitute a representation and warranty by such Subsidiary Borrower (insofar as such conditions relate to representations and warranties or covenants or agreements of such Subsidiary Borrower) as of the date thereof that the conditions contained in this Section 7.2 have been satisfied.

             7.3 EACH SUBSIDIARY BORROWER CREDIT EVENT. The agreement of each Lender to make the initial extension of credit requested to be made by it to any Subsidiary Borrower on any date is subject to the satisfaction of the following conditions precedent:

             (a) BORROWING SUBSIDIARY AGREEMENT. The Administrative Agent shall have received the Borrowing Subsidiary Agreement for such Subsidiary Borrower executed and delivered by Packard and such Subsidiary Borrower.

             (b) OPINIONS. The Administrative Agent shall have received a satisfactory written opinion of reputable counsel for such Subsidiary Borrower, substantially in the form of Exhibit M, and covering such other matters (including matters of the type described in Sections 5.11 and 5.12) relating to such Subsidiary Borrower or its Borrowing Subsidiary Agreement as the Administrative Agent shall reasonably request.

             (c) OTHER DOCUMENTS. The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Subsidiary Borrower, the authorization of the transactions contemplated hereby relating to such Subsidiary Borrower and any other legal matters relating to such Subsidiary Borrower, its Borrowing Subsidiary Agreement or such transactions, all in form and substance satisfactory to the Administrative Agent.


                        SECTION 8. AFFIRMATIVE COVENANTS

             Packard hereby agrees, and each Subsidiary Borrower severally agrees (to the extent specifically applicable to such Subsidiary Borrower) that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, each such party shall, and shall cause each of its Subsidiaries to:

             8.1 FINANCIAL STATEMENTS. Furnish, or cause to be furnished, to the Administrative Agent and each Lender:

             (a) as soon as available, but in any event within 90 days after the end of each fiscal year of Packard, either (x) a copy of the audited consolidated balance sheet of Packard and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year or (y) in the event that Packard is subject to Section 13 or 15(b) of the Exchange Act, Packard's annual report on Form 10-K, in each case reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Arthur Andersen LLP or other independent certified public accountants of nationally recognized standing;

             (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of Packard, either (i) the unaudited condensed consolidated balance sheet of Packard and its consolidated Subsidiaries as at the end of such quarter and the related unaudited condensed consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year (or, in the case of the balance sheet, the audited consolidated balance sheet of Packard and its consolidated Subsidiaries as at the end of the prior fiscal year) or (ii) in the event that Packard is subject to Sections 13 or 15 of the Exchange Act, Packard's quarterly report on Form 10-Q, in each case certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

             (c) as soon as available, but in any event not later than 30 days after the end of each month (or 45 days in the case of the first and second such month) occurring during each fiscal year of Packard (other than the third, sixth, ninth and twelfth such month), the unaudited condensed consolidated balance sheet of Packard and its

      Subsidiaries as at the end of such month and the related unaudited condensed consolidated statement of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year (or, in the case of the balance sheet, the audited consolidated balance sheet of Packard and its consolidated Subsidiaries as at the end of the prior fiscal year), certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); PROVIDED that, notwithstanding the foregoing, Packard shall not be required to provide comparative figures with respect to such unaudited condensed consolidated statements of income and of cash flows delivered with respect to any month prior to October 31, 1998; and

             (d) together with the delivery of any financial statements pursuant to Section 8.1(a), Section 8.1(b) or Section 8.1(c), unaudited condensed consolidated statements of income for each Principal Business for the relevant period and (except in the case of annual financial statements) the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject (except in the case of annual financial statements) to normal year-end audit adjustments).

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

             8.2 CERTIFICATES; OTHER INFORMATION. Furnish, or cause to be furnished, to the Administrative Agent and each Lender:

             (a) concurrently with the delivery of the annual financial statements referred to in Section 8.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

             (b) concurrently with the delivery of any financial statements pursuant to Section 8.1(a)(i), 8.1(b) and 8.1(c) commencing with the delivery of such financial statements for the fiscal quarter ending June 30, 1997, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information necessary for determining compliance by Packard and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of Packard, as the case may be and (y) to the extent not previously disclosed to the Administrative Agent, a listing of any state within the United States where any Loan

      Party keeps inventory or equipment (other than immaterial inventory or equipment and inventory in transit in the ordinary course of business) and of any Intellectual Property arising under the laws of the United States (or any jurisdiction therein) acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date);

             (c) as soon as available, and in any event no later than 45 days after the end of each fiscal year of Packard, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of Packard and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow and projected income), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "PROJECTIONS"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

             (d) within 45 days after the end of each fiscal quarter of Packard, a narrative discussion and analysis of the financial condition and results of operations of Packard and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections (or, if applicable, projections delivered prior to the Closing Date) covering such periods and to the comparable periods of the previous year;

             (e) within five days after the same are sent, copies of all financial statements and reports which Packard sends to the holders of any class of its debt securities or all of the holders of any class of public equity securities and within five days after the same are filed, copies of all financial statements and reports which Packard may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

             (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

             8.3 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Packard or its Subsidiaries, as the case may be.

             8.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE, ETC. (a) (i) Continue to engage in business of the same general type as now conducted by it,
(ii) preserve, renew and keep in full force and effect its corporate existence and (iii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except in each case, as otherwise expressly permitted by Section 9.4 or as results from the Canberra Sale; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

             8.5 MAINTENANCE OF PROPERTY; INSURANCE. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

             8.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of the Administrative Agent or any Lender (coordinated through the Administrative Agent) to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of Packard and its Subsidiaries with officers and employees of Packard and its Subsidiaries with officers and employees of Packard and its Subsidiaries and with its independent certified public accountants.

             8.7 NOTICES. Promptly give notice to the Administrative Agent and each Lender of:

             (a) the occurrence of any Default or Event of Default;

             (b) any (i) default or event of default under any Contractual Obligation of Packard or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between Packard or any of its Subsidiaries and any Governmental Authority and which has a reasonable likelihood of being adversely determined, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

             (c) any non-frivolous litigation or proceeding affecting Packard or any of its Subsidiaries in which the amount involved is $1,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

             (d) the following events, as soon as possible and in any event within 30 days after any Responsible Officer knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien on the assets of Packard or any Commonly Controlled Entity in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or Packard or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan, PROVIDED, HOWEVER, that no notice shall be necessary with respect to any of the foregoing events if the aggregate liability of Packard and its Subsidiaries with respect to such events could not exceed $1,000,000; and

             (e) any development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 8.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Packard or the relevant Subsidiary proposes to take with respect thereto.

             8.8 ENVIRONMENTAL LAWS. (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

             (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that any such actions are being contested in good faith by appropriate proceedings and the outcome of such proceedings, if adversely determined, could not reasonably be expected to have a Material Adverse Effect.

             8.9 ADDITIONAL COLLATERAL, ETC. (a) With respect to any Property acquired after the Closing Date by Packard or any of its Domestic Subsidiaries (other than (x) any Property described in paragraph (b), (c) or (d) below and (y) any Property subject to a Lien expressly permitted by Section 9.3(g)) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such Property, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

             (b) With respect to any fee interest in any real estate having a value (together with improvements thereof) of at least $1,000,000 acquired after the Closing Date by Packard or any of its Domestic Subsidiaries (other than any such real estate subject to a Lien expressly permitted by Section 9.3(g)), promptly (i) execute and deliver a first priority mortgage or deed of trust, as the case may be, in favor of the Administrative Agent, for the benefit of the Lenders, covering such real estate, in form and substance reasonably satisfactory to the Administrative Agent, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real estate in an amount at least equal to the purchase price of such real estate (or such other amount as shall be reasonably specified by the

Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such mortgage or deed of trust, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

             (c) With respect to any new Domestic Subsidiary created or acquired after the Closing Date by Packard or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary which is owned by Packard or any of its Domestic Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of Packard or such Subsidiary, as the case may be, (iii) cause such new Domestic Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Domestic Subsidiary, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent, and (iv) deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

             (d) With respect to any new Foreign Subsidiary created or acquired after the Closing Date by Packard or any of its Domestic Subsidiaries, promptly
(i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary which is owned by Packard or any of its Domestic Subsidiaries (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of Packard or such Subsidiary, as the case may be, and (iii) deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

             8.10 CERTAIN POST-CLOSING MATTERS.(a) With respect to those certain Assumption Agreements delivered by Canberra Colorado, LLC, Canberra Oakridge, LLC, Carl Consumable Products, LLC and Tennelec, Inc., in each case as required by Section 8.9 hereof and Section 8.15 of the Guarantee and Collateral Agreement, Packard will furnish, or cause to be furnished, within 10 Business Days after the Closing Date, all documents and instruments, and perform, or cause to be performed, all actions specified in Section 8.9(c) not otherwise furnished or completed as of the Closing Date.

             (b) Packard will, within 15 Business Days after the Closing Date, furnish, or cause to be furnished, either all necessary documents and instruments sufficient to create, in favor of the Administrative Agent and the other Lenders, valid perfected Liens on 65% of the capital stock of Packard BioScience Holding B.V., or revise the Dutch Pledge Documents to the extent necessary to create such Liens, and will perform, or cause to be performed, all other actions necessary to create such Liens, and will further deliver a signed copy of a favorable legal opinion, addressed to the Administrative Agent and the Lenders, as to the security interest created under such documents and the legal, valid and binding nature thereof; in all cases in form and substance acceptable to the Administrative Agent and the Lenders (with the approval of the Lenders not unreasonably withheld or delayed).

                          SECTION 9. NEGATIVE COVENANTS

             Packard agrees, and each Subsidiary Borrower severally agrees (to the extent specifically applicable to such Subsidiary Borrower) that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, each such party shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

             9.1 FINANCIAL CONDITION COVENANTS.

             (a) CONSOLIDATED LEVERAGE RATIO. Permit the Consolidated Leverage Ratio as at the last day of any fiscal quarter of Packard ending during any period set forth below to exceed the ratio set forth below opposite such period:


                                               Consolidated
            Period                            Leverage Ratio
            ------                            --------------

      Closing Date - December 30, 2001          4.00:1.00
      December 31, 2001 - December 30, 2002     3.75:1.00
      December 31, 2002 - December 30, 2003     3.50:1.00
      December 31, 2003 - December 30, 2004     3.25:1.00
      December 31, 2004 and thereafter          3.00:1.00

; PROVIDED, that if, during any period as at the end of which the Consolidated Leverage Ratio is determined pursuant to this Section 9.1(a), Packard or any of its Subsidiaries shall have made any investment pursuant to Section 9.8(g), Consolidated EBITDA for such period shall be calculated on a PRO FORMA basis giving effect to such investment as if it had been made on the first day of such period.

             (b) CONSOLIDATED INTEREST COVERAGE RATIO. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of Packard ending during any period set forth below to be less than the ratio set forth below opposite such period:


                                         Consolidated Interest
            Period                          Coverage Ratio
            ------                          --------------

Closing Date - December 30, 2001               2.00:1.00
December 31, 2001 - December 30, 2002          2.25:1.00
December 31, 2002 - December 30, 2003          2.50:1.00
December 31, 2003 - December 30, 2004          2.75:1.00
December 31, 2004 and thereafter               3.00:1.00


             (c) CONSOLIDATED FIXED CHARGE COVERAGE RATIO. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of Packard ending during any period set forth below to be less than the ratio set forth below opposite such period:


                                              Fixed Charge
            Period                           Coverage Ratio
            ------                           --------------

      Closing Date - December 30, 2001          1.10:1.00
      December 31, 2001 - December 30, 2002     1.25:1.00
      December 31, 2002 - December 30, 2003     1.25:1.00
      December 31, 2003 - December 30, 2004     1.35:1.00
      December 31, 2004 and thereafter          1.40:1.00


             9.2 LIMITATION ON INDEBTEDNESS. Create, incur, assume or suffer to exist (in each case, to "INCUR") any Indebtedness, except:

             (a) Indebtedness of any Loan Party pursuant to any Loan Document;

             (b) Indebtedness of Packard to any Wholly Owned Subsidiary Guarantor and of any Wholly Owned Subsidiary Guarantor to Packard or any other Wholly Owned Subsidiary Guarantor;

             (c) Indebtedness of Packard to any Wholly Owned Foreign Subsidiary, provided that at all times such Indebtedness is evidenced by a note which includes subordination terms substantially in the form set forth on Exhibit Q;

             (d) Indebtedness of any Wholly Owned Foreign Subsidiary to Packard or any Wholly Owned Subsidiary Guarantor in an aggregate amount not to exceed $25,000,000 at any one time outstanding, provided that (i) such Indebtedness is evidenced by a note that is pledged as collateral under the Guarantee and Collateral Agreement, (ii) no more than $5,000,000 of such Indebtedness shall result from cash loans to any such Foreign Subsidiary (with any such Indebtedness not resulting from cash loans being referred to herein as "Non-Cash Indebtedness") and (iii) in the case of any such Indebtedness issued in connection with a transfer of property (other than cash) to a Foreign Subsidiary, such transfer constitutes a Disposition expressly permitted by Section 9.5;

             (e) Indebtedness of any Foreign Subsidiary to any other Foreign Subsidiary;

             (f) (i) Indebtedness of Foreign Subsidiaries consisting of working capital loans or overadvances ("NON-FACILITY OFFSHORE CURRENCY LOANS") in Dollars or currencies freely tradeable or exchangeable into Dollars so long as the Non-Facility Loans Dollar Equivalent shall not exceed $10,000,000 at any one time outstanding and (ii) any guarantees of such Indebtedness issued by Packard;

             (g) Indebtedness of Packard Japan KK in an aggregate amount not to exceed $7,500,000, the proceeds of which are used to finance the Japan Acquisition;

             (h) Management Notes;

             (i) Indebtedness of an entity (i) existing at the time such entity becomes a Subsidiary of Packard or (ii) assumed in connection with the acquisition of assets from such entity, in each case other than Indebtedness incurred in connection with, or in contemplation of, such entity becoming a Subsidiary or such acquisition (any such Indebtedness, "ACQUIRED INDEBTEDNESS"); PROVIDED, that the aggregate amount of Acquired Indebtedness incurred pursuant to this paragraph (h) shall not exceed $10,000,000 at any one time outstanding.

             (j) Indebtedness secured by Liens permitted by Section 9.3(g), Capital Lease Obligations and Acquired Indebtedness not otherwise permitted by Section 9.2(i); PROVIDED, that the aggregate amount of all Indebtedness incurred pursuant to this paragraph (i) shall not exceed $5,000,000 at any one time outstanding;

             (k) Indebtedness outstanding on the date hereof and listed on
      Schedule 9.2(k) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof);

             (l) guarantees made in the ordinary course of business by Packard or any of its Subsidiaries of obligations of any Wholly Owned Subsidiary Guarantor;

             (m) (i) Indebtedness of Packard in respect of the Subordinated Notes in an aggregate principal amount not to exceed $127,500,000 and (ii) subordinated Guarantee Obligations of any Subsidiary Guarantor in respect of such Indebtedness; and

             (n) additional Indebtedness of Packard or any of its Subsidiaries in an aggregate principal amount (for Packard and all Subsidiaries) not to exceed (i) $20,000,000 during the period from the Closing Date until the date that the Canberra Sale shall have occurred, (ii) $20,000,000 during the period from the date that the Canberra Sale shall have occurred and thereafter or (iii) if a definitive sales agreement with respect to the Canberra Sale shall not have been executed and delivered by Packard prior to March 31, 2001, $30,000,000 from the Closing Date and thereafter; in each case at any one time outstanding.

             9.3 LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, except for:

             (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, PROVIDED that adequate reserves with respect thereto are maintained on the books of Packard or its Subsidiaries, as the case may be, in conformity with GAAP;

             (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings;

             (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

             (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

             (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of Packard or any of its Subsidiaries;

             (f) Liens listed on Schedule 9.3(f), securing Indebtedness permitted by Section 9.2(k), PROVIDED that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

             (g) Liens securing Indebtedness of Packard or any other Subsidiary incurred pursuant to Section 9.2(j) to finance the acquisition of fixed or capital assets, PROVIDED that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

             (h) Liens securing any Indebtedness permitted to exist or be acquired pursuant to Section 9.2(i), which were created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by Packard or any of its Subsidiaries, so long as such Liens do not at any time encumber any Property other than the Property encumbered by such Liens at the time such Indebtedness was incurred;

             (i) Liens created pursuant to the Security Documents; and

             (j) any interest or title of a lessor under any lease entered into by Packard or any other Subsidiary in the ordinary course of its business and covering only the assets so leased.

             9.4 LIMITATION ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except to the extent necessary to effect any Disposition or acquisition of a Subsidiary expressly permitted by this Agreement and except:

             (a) any Subsidiary of Packard may be merged or consolidated with or into Packard (PROVIDED that Packard shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (PROVIDED that the Wholly Owned Subsidiary Guarantor shall be the continuing or surviving corporation); and

             (b) any Subsidiary of Packard may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to Packard or any Wholly Owned Subsidiary Guarantor.

             9.5 LIMITATION ON SALE OF ASSETS. Dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

             (a) the Disposition of obsolete or worn out property (including, without limitation, obsolete general intangibles having a fair market value of less than $100,000) in the ordinary course of business;

             (b) the sale of inventory in the ordinary course of business;

             (c) Dispositions permitted by Section 9.4(b) or Dispositions constituting investments in MCS expressly permitted by Section 9.8(g);

             (d) the sale or issuance of the Capital Stock of any Subsidiary to Packard or any Wholly Owned Subsidiary Guarantor;

             (e) the sale or issuance of the Capital Stock of any Foreign Subsidiary to any Wholly Owned Subsidiary of Packard;

             (f) the Canberra Sale; and

             (g) the sale of other assets having a fair market value not to exceed $5,000,000 in the aggregate in any fiscal year of Packard; PROVIDED, that (x) at least 75% of the consideration from any such asset sale is received in cash or Acceptable Consideration, (y)
      Packard or the relevant Subsidiary receives consideration at the time of such asset sale at least equal to the fair market value of the shares or assets subject of such asset sale (as determined by the board of directors of Packard and evidenced in a board resolution in the case of any sale or series of related sales resulting in Net Cash Proceeds in excess of $500,000) and (z) the aggregate fair market value of assets sold pursuant to this Section 9.5(g) shall not exceed $15,000,000 during the term of this Agreement. For the purposes of this paragraph (g), "Acceptable Consideration" means (1) the assumption of Indebtedness of Packard or any Subsidiary and the release of Packard or such Subsidiary from an liability on such Indebtedness in connection with the relevant asset sale, (2) Cash Equivalents and (3) securities received by Packard or any

      Subsidiary from the transferee that are promptly converted by Packard or such Subsidiary into cash.

             9.6 LIMITATION ON DIVIDENDS. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any shares of any class of Capital Stock of Packard or any Subsidiary or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Packard or any Subsidiary (collectively, "RESTRICTED PAYMENTS"), except that (i) any Subsidiary may make Restricted Payments to Packard or any Wholly Owned Subsidiary Guarantor, (ii) any Foreign Subsidiary may make Restricted Payments to any other Subsidiary; and (iii) so long as no Default or Event of Default has occurred and is continuing, Packard and any of its Subsidiaries may (A) (1) repurchase shares of its Capital Stock from employees, former employees, directors or former directors of Packard or any of its Subsidiaries pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of Packard under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock and (2) in addition to any other repurchases expressly permitted by the foregoing provisions of this Section 9.6, repurchase shares of its Capital Stock from any Person, PROVIDED, in each case, that the aggregate amount of such repurchases in any calendar year (excluding any such repurchases made through the issuance of Management Notes) permitted by clause (1) (collectively, "MANAGEMENT STOCK PAYMENTS") and clause (2) above, when added to the amount of any Management Note Payments made during such calendar year, shall not exceed $5,000,000 and (B) Packard may make cash payments in respect of tax obligations of employees or directors of Packard or any of its Subsidiaries resulting from the exercise by such Persons of options to purchase common stock of Packard in exchange for a corresponding reduction in the number of shares obtainable upon such exercise.

             9.7 LIMITATION ON CAPITAL EXPENDITURES. (a) During the period from the Closing Date to the date that the Canberra Sale shall have occurred, make or commit to make (by way of the acquisition of securities of a Person or otherwise) any Capital Expenditure, except Capital Expenditures made by Packard and its Subsidiaries in the ordinary course of business not exceeding the amount in any period set forth below to exceed the amount set forth below for such period:


      ------------------------------------------------------------
      PERIOD                                        AMOUNT
      ------------------------------------------------------------
      Closing Date - December 31, 2000           $15,000,000
      ------------------------------------------------------------
      January 1, 2001 - December 31, 2001        $15,000,000
      ------------------------------------------------------------
      January 1, 2002 - December 31, 2002        $15,000,000
      ------------------------------------------------------------
      January 1, 2003 - December 31, 2003        $17,500,000
      ------------------------------------------------------------
      January 1, 2004 - December 31, 2004        $20,000,000
      ------------------------------------------------------------
      January 1, 2005 - maturity                 $20,000,000
      ------------------------------------------------------------


PROVIDED, that (i) with respect to any investments made pursuant to Section 9.8(g), each amount set forth in the table above shall be increased by an amount equal to 20% of the EBITDA attributed to such investment for the latest 12 months measured from the date of such acquisition (such calculations certified in a notice delivered to the Administrative Agent by the chief financial officer of Packard as being calculated in accordance with GAAP), (ii) up to $5,000,000 of any such amount referred to above, if not so expended in the fiscal year for which it is permitted, may be carried over to make Capital Expenditures in the next succeeding fiscal year and (iii) Capital Expenditures made pursuant to this Section during any fiscal year shall be deemed made, FIRST, in respect of amounts carried over from the prior fiscal year pursuant to clause (ii) above and, SECOND, in respect of amounts permitted for such fiscal year as provided above.

             (b) During the period after the Canberra Sale, if any, shall have occurred, make or commit to make (by way of the acquisition of securities of a Person or otherwise) any Capital Expenditure, except Capital Expenditures made by Packard and its Subsidiaries in the ordinary course of business not exceeding the amount in any period set forth below to exceed the amount set forth below for such period:


      ------------------------------------------------------------
      PERIOD                                        AMOUNT
      ------------------------------------------------------------
      Closing Date - December 31, 2000           $10,000,000
      ------------------------------------------------------------
      January 1, 2001 - December 31, 2001        $10,000,000
      ------------------------------------------------------------
      January 1, 2002 - December 31, 2002        $10,000,000
      ------------------------------------------------------------
      January 1, 2003 - December 31, 2003        $13,750,000
      ------------------------------------------------------------
      January 1, 2004 - December 31, 2004        $16,250,000
      ------------------------------------------------------------
      January 1, 2005 - maturity                 $16, 250,000
      ------------------------------------------------------------


PROVIDED, that (i) with respect to any investments made pursuant to Section 9.8(g), each amount set forth in the table above shall be increased by an amount equal to 20% of the EBITDA attributed to such investment for the latest 12 months measured from the date of such acquisition (such calculations certified in a notice delivered to the Administrative Agent by the chief financial officer of Packard as being calculated in accordance with GAAP), (ii) up to $3,000,000 of any such amount referred to above, if not so expended in the fiscal year for which it is permitted, may be carried over to make Capital Expenditures in the next succeeding fiscal year and (iii) Capital Expenditures made pursuant to this Section during any fiscal year shall be deemed made, FIRST, in respect of amounts carried over from the prior fiscal year pursuant to clause (ii) above and, SECOND, in respect of amounts permitted for such fiscal year as provided above.

             9.8 LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting all or a significant part of a business unit of, or make any other investment in, any Person, except:

             (a) extensions of trade credit in the ordinary course of business;

             (b) (i) investments in Cash Equivalents and (ii) investments referred to in clause (3) of Section 9.5(g);

             (c) Guarantee Obligations expressly permitted by Section 9.2;

             (d) loans and advances to employees of Packard or its Subsidiaries in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for Packard and its Subsidiaries not to exceed $1,000,000 at any one time outstanding;

             (e) the Recapitalization;

             (f) (i) investments by Packard or any of its Subsidiaries in Packard or any Person that, prior to such investment, is a Wholly Owned Subsidiary Guarantor, (ii) any investment resulting from intercompany reorganizations to the extent expressly permitted by Section 9.5(d) or (e) and (iii) any investment resulting from the issuance of Non-Cash Indebtedness (as defined in Section 9.2(d)); and

             (g) in addition to investments otherwise expressly permitted by this Section 9.8, investments by Packard or any of its Subsidiaries, in an amount (valued at cost) not to exceed $25,000,000 (or, in the case of one other investment from the Commitment Date, $45,000,000) in any single transaction or series of related transactions; provided that (i) not more than $35,000,000 of such investments shall be made after the Commitment Date in Foreign Subsidiaries or assets owned by Foreign Subsidiaries and
      (ii) the amount of any Indebtedness acquired or assumed by Packard or any of its Subsidiaries in connection with any such investment shall be included in determining the cost of such investment, in each case so long as, after giving PRO FORMA effect thereto (as certified to the Administrative Agent by a Responsible Officer prior to consummation of such investment), (1) no Default or Event of Default shall have occurred and be continuing (including, without limitation, pursuant to Section 9.1, with compliance with Section 9.1 being determined on a PRO FORMA basis as if such investment (including the incurrence or assumption of any Indebtedness in connection therewith) had been made on the first day of the most recent period of four consecutive fiscal quarters for which the relevant financial information is available) and (2) the sum of cash on hand held by Packard and the aggregate Available Revolving Credit Commitments exceeds $20,000,000; PROVIDED that such $20,000,000 amount shall be reduced to $15,000,000 if the Canberra Sale has occurred. In any such acquisition made pursuant to this clause (g), the following shall also apply: (I) "earn outs" or other such similar purchase price components (other than the CCP Earn-Out Payments) shall (1) be included for purposes of the foregoing $25,000,000 and $45,000,000 amount limitations in an amount equal to (A) if applicable, the maximum amount specified for such earn-out in the underlying transaction documentation or
      (B) a good faith estimate by management of Packard of the maximum earn-out payable in respect of such transaction; PROVIDED that (x) in any case where the actual earn-out paid causes the total acquisition cost to exceed the foregoing $25,000,000 or $45,000,000 amount limitations, as applicable, such excess amount shall be deducted from EBITDA for purposes of compliance with Section 9.1(c) in any period during which any such excess is paid and (y) it is understood that the single acquisition permitted to exceed $25,000,000 up to a maximum of $45,000,000 shall be deemed to have occurred in any case where the actual earn-out paid causes the total acquisition cost to exceed the $25,000,000 amount limitation and
      (2) be permitted to be paid only so long as no Default or Event of Default shall have occurred and be continuing and (II) all capital expenditures in excess of $100,000 in any single transaction or series of transactions made for Technology Acquisitions shall also be included for purposes of the foregoing $25,000,000, and $45,000,000 amount limitations. Notwithstanding the foregoing, Packard may make acquisitions (i) for which the purchase price is paid in whole or in part in the form of common stock of Packard, without regard to the amount limitations set forth in this clause (g) to the extent of such common stock consideration; PROVIDED THAT the requirement that the sum of cash on hand held by Packard and the aggregate Available Revolving Credit Commitments exceeds $20,000,000 (reduced to $15,000,000 if the Canberra Sale has occurred) shall continue to apply to all acquisitions in which the purchase price is paid in whole or in part in the form of common stock of Packard and (ii) without regard to the amount limitations set forth in this clause (g) using cash received from the Canberra Sale, so long as (A) no Default or Event of Default shall have occurred and be continuing (including, without limitation, pursuant to Section 9.1, with compliance with Section 9.1 being determined on a PRO FORMA basis as if such investment (including the incurrence or assumption of any Indebtedness in connection therewith) had been made on the first day of the most recent period of four consecutive fiscal quarters for which the relevant financial information is available) and (B) PRO FORMA compliance with
      Section 9.1(a) is satisfied using the ratios specified in such Section less 0.50 for purposes of the test in the preceding clause (A).

             9.9 LIMITATION ON PAYMENTS AND MODIFICATIONS OF DEBT INSTRUMENTS, ETC. (a) (i) Make or offer to make any payment, prepayment, repurchase or redemption of or otherwise defease or segregate funds with respect to the principal of Subordinated Notes, PROVIDED that Packard may repurchase or redeem Subordinated Notes in the open market (1) in a maximum amount such that after giving effect to all such purchases or redemptions by Packard no less than $50,000,000 principal amount of Subordinated Notes remain outstanding and (2) at a maximum redemption price of 105% of the original face amount of such Subordinated Notes; PROVIDED FURTHER that if at any time either S&P or Moody's has given Packard's senior secured long-term debt, non-credit enhanced, an actual or "implied" rating of BBB- or Baa3, Packard may repurchase or redeem all of its Subordinated Notes in the open market; PROVIDED FURTHER that purchases or redemptions by Packard of Subordinated Notes in the open market at any time may only occur if the sum of cash on hand held by Packard and the aggregate Available Revolving Credit Commitment exceeds $20,000,000 (reduced to $15,000,000 if the Canberra Sale has occurred) immediately after any such purchase or redemption, (ii) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Subordinated Notes (other than any such amendment, modification, waiver or other change which (A) would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon and (B) does not involve the payment of a consent fee), or (iii) designate any Indebtedness as "Designated Senior Indebtedness" for the purposes of the Subordinated Note Indenture.

             (b) Make any payment, prepayment, repurchase or redemption of the Management Notes (collectively, "MANAGEMENT NOTE PAYMENTS") other than Management Note Payments in any fiscal year in an amount that, when added to the amount of any Management Stock Payments made during such fiscal year, does not exceed $5,000,000.

             9.10 LIMITATION ON TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service, or the payment of any management, advisory or similar fees (other than a one-time structuring fee of $2,500,000 payable to Stonington in connection with the Recapitalization), with any Affiliate (other than Packard or any Wholly Owned Subsidiary Guarantor) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of Packard or such Subsidiary, as the case may be, and (c) upon fair and reasonable terms no less favorable to Packard or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

             9.11 LIMITATION ON SALES AND LEASEBACKS. Enter into any arrangement with any Person providing for the leasing by Packard or any Subsidiary of real or personal property which has been or is to be sold or transferred by Packard or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Packard or such Subsidiary.

             9.12 LIMITATION ON CHANGES IN FISCAL PERIODS. Permit the fiscal year of Packard to end on a day other than December 31 or change Packard's method of determining fiscal quarters.

             9.13 LIMITATION ON NEGATIVE PLEDGE CLAUSES. Enter into with any Person, or suffer to exist, any agreement, other than (a) this Agreement and the other Loan Documents, (b) the Subordinated Note Indenture and (c) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of Packard or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired.

             9.14 LIMITATION ON RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS. Enter into or suffer to exist or become effective any consensual encumbrance or restriction (collectively, "SUBSIDIARY RESTRICTIONS") on the ability of any Subsidiary of Packard to (a) pay dividends or make any other distributions in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, Packard or any other Subsidiary of Packard, (b) make loans or advances to Packard or any other Subsidiary of Packard or (c) transfer any of its assets to Packard or any other Subsidiary of Packard (excluding, in the case of this clause (c), any such encumbrances or restrictions created by any agreements governing any purchase money liens or Capital Lease Obligations otherwise permitted hereby, in which case any encumbrance or limitation shall only be effective against the assets financed thereby), except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents or the Subordinated Note Indenture or any other agreements in effect on the date hereof and listed on Schedule 6.16, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement which has been entered into in connection with the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (iii) any restrictions existing under any agreement that amends, refinances or replaces any agreement containing the restrictions referred to in clause (i) or (ii) above, PROVIDED that the terms and conditions of any such agreement are no less favorable to the Lenders than those under the agreement so amended, refinanced or replaced or (iv) any restrictions with respect to MCS imposed pursuant to its limited liability company agreement as originally in effect.

             9.15 LIMITATION ON LINES OF BUSINESS. Enter into any business, either directly or through any Subsidiary, except for those businesses in which Packard and its Subsidiaries are engaged on the date of this Agreement or which are reasonably related thereto.

             9.16 LIMITATION ON AMENDMENTS TO RECAPITALIZATION DOCUMENTS. (a) Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the indemnities furnished by the Management Stockholders to Packard or any of its Subsidiaries pursuant to the Recapitalization and Stock Purchase Agreement or any other document delivered by the Selling Shareholders or any of their affiliates in connection therewith such that after giving effect thereto such indemnities shall be materially less favorable to the interests of the Loan Parties or the Lenders with respect thereto or (b) otherwise amend, supplement or otherwise modify the terms and conditions of the Recapitalization and Stock Purchase Agreement or any such other documents except to the extent that any such amendment, supplement or modification could not reasonably be expected to have a Material Adverse Effect.

             9.17 INACTIVE SUBSIDIARIES. Permit any Inactive Subsidiary, at any time, to fail to satisfy any of the criteria set forth in the definition of Inactive Subsidiary in Section 1.1.


                         SECTION 10. EVENTS OF DEFAULT

             If any of the following events shall occur and be continuing:

             (a) Any Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or any Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

             (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

             (c) (i) Any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 8.4(a) (with respect to Packard only), Section 8.7(a) or Section 9 of this Agreement or Section 5.6 or 5.8(b) of the Guarantee and Collateral Agreement or (ii) an "Event of Default" under and as defined in any Mortgage shall have occurred and be continuing; or

             (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as


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      provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which written notice thereof is given to Packard by the Administrative Agent or the Required Lenders or (ii) the date upon which a Responsible Officer becomes aware of such default; or

             (e) Packard or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on or any other amount payable in respect of any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; or any such Indebtedness shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption, or as may be required under the Subordinated Note Indenture in respect of the Canberra Sale, as provided in Section 5.4), purchased or defeased, or (other than as may be required under the Subordinated Note Indenture in respect of the Canberra Sale, as provided in Section 5.4) an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; PROVIDED, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default under this Agreement unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $2,500,000; or

             (f) (i) Packard or any of its Subsidiaries that is a Subsidiary Borrower or that has assets (valued at book value) in excess of $500,000 (collectively, "SIGNIFICANT SUBSIDIARIES") shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Packard or any of its Significant Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Packard or any of its Significant Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Packard or


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      any of its Significant Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Packard or any of its Significant Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Packard or any of its Significant Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

             (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of Packard or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) Packard or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

             (h) One or more judgments or decrees shall be entered against Packard or any of its Subsidiaries involving in the aggregate a liability (not paid or to the extent not fully covered by insurance which Packard has determined in good faith to be available in whole or in part with respect to such judgment or decree) of $2,500,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

             (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

             (j) The guarantee contained in Section 12 hereof or in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

             (k) (i) Stonington shall cease to have the power, directly or indirectly, to vote or direct the voting of securities having a majority of the ordinary voting power for the


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      election of directors of Packard (determined on a fully diluted basis);
      (ii) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Stonington, any Control Investment Affiliate of Stonington and any officer, employee or director of Packard or any of its Subsidiaries, shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 30% of the outstanding common stock of Packard and such percentage is greater than the percentage of the outstanding common stock of Packard owned collectively by Stonington, all Control Investment Affiliates of Stonington and any officer, employee or director of Packard or any of its Subsidiaries; (iii) Stonington together with all Control Investment Affiliates of Stonington and any officer, employee or director of Packard or any of its Subsidiaries shall collectively at any time cease to be the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of at least 25% of the outstanding common stock of Packard, (iv) a majority of the seats on the board of directors of Packard shall at any time be occupied by persons who were neither (1) nominated by Stonington or a Control Investment Affiliate of Stonington nor (2) appointed by directors so nominated, (v) the board of directors of Packard shall cease to consist of a majority of Continuing Directors; or (iv) a Specified Change of Control shall occur; or

             (l) The Subordinated Notes or the guarantees thereof shall cease, for any reason, to be validly subordinated to the obligations of Packard or the Subsidiary Guarantors, as the case may be, under the Loan Documents, as provided in the Subordinated Note Indenture, or any Loan Party or any Affiliate of any Loan Party shall so assert;

then, and in any such event, (A) (1) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to Packard, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (2) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to a Subsidiary Borrower, (i) the eligibility of such Subsidiary Borrower to borrow shall thereupon terminate and (ii) the Loans of such Subsidiary Borrower shall become immediately due and payable, together with accrued interest thereon and all fees and other obligations of such Subsidiary Borrower in respect thereof and (B) if such event is an Event of Default other than an Event of Default described in clause (A)(1) above, either or both of the following actions may be taken: (i) with the consent of the Majority Revolving Credit Facility Lenders, the Administrative Agent may, or upon the request of the Majority Revolving Credit Facility Lenders, the Administrative Agent shall, by notice to Packard declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to Packard, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the


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beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. Notwithstanding the foregoing or any other provision of this Agreement or any other Loan Document to the contrary, in no event shall the Administrative Agent or any Lender foreclose on or otherwise take possession of any real property or any capital stock or other equity interest comprising part of the Collateral without the prior written consent of each Agent.

             With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph (other than pursuant to clause (A)(2) thereof), Packard shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount (or the Dollar Equivalent of such amount with respect to Offshore Letters of Credit, if applicable) of such Letters of Credit. Packard hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the L/C Participants, a security interest in such cash collateral to secure all obligations of the Borrowers under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrowers hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrowers hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the relevant Borrowers (or such other Person as may be lawfully entitled thereto). Except as otherwise expressly provided above in this Section 10, the Borrowers waive presentment, demand, protest or other notice of any kind.


                             SECTION 11. THE AGENTS

             11.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the foregoing, the use of the term "agent" with respect to the Administrative Agent is used as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.


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             The Issuing Lender and the Fronting Lenders shall act on behalf of the Lenders with respect to Letters of Credit and Fronted Offshore Revolving Credit Loans, respectively, issued or made under this Agreement and the documents associated therewith. It is understood and agreed that the Issuing Lender and the Fronting Lenders (a) shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 11 with respect to acts taken or omissions suffered by the Issuing Lender or any Fronting Lender in connection with Letters of Credit and Fronted Offshore Revolving Credit Loans issued or made under this Agreement and the documents associated therewith as fully as if the term "Administrative Agent", as used in this Section 11, included such Issuing Lender and the Fronting Lenders with respect to such acts or omissions and (ii) as additionally provided in this Agreement and (b) shall, with respect to the Revolving Credit Lenders, have all of the benefits of the provisions of Section 11.7 as fully as if the term "Administrative Agent", as used in Section 11.7, included the Issuing Lender and the Fronting Lenders.

             11.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

             11.3 EXCULPATORY PROVISIONS. None of the Agent-Related Persons shall be (i) liable for any action lawfully taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent-Related Person under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. The Administrative Agent shall maintain a record of the principal amount of the Loans and L/C Obligations from time to time outstanding and the respective amounts thereof owing to each Lender. Any records maintained by any Agent-Related Person setting forth the names and addresses of the Lenders and the Commitments of, and the principal amount of the Loans owing to, each Lender from time to time shall be conclusive, in the absence of manifest error.

             11.4 RELIANCE BY ADMINISTRATIVE AGENT. (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or telephone message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of


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legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

             (b) For purposes of determining compliance with the conditions specified in Section 7.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent or Packard to such Lender prior to the Closing Date, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

             11.5 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or Packard referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

             11.6 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that none of the Agent-Related Persons has made any representations or warranties to it and that no act by any Agent-Related Person hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and all applicable bank regulatory laws relating to the transactions contemplated hereby and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis,


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appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent-Related Person shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party which may come into the possession of any of the Agent-Related Persons.

             11.7 INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, the Lenders agree to indemnify the Administrative Agent and its officers, directors, trustees, professional advisors, employees, affiliates, agents and controlling persons (each, a "Section 11.7 indemnitee") (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Revolving Credit Percentages and Term Loan Percentages in effect on the date on which indemnification is sought under this Section 11.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Section 11.7 indemnitee in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Section 11.7 indemnitee under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the relevant Section 11.7 indemnitee's gross negligence or willful misconduct. The agreements in this Section 11.7 shall survive the payment of the Loans and all other amounts payable hereunder.

             11.8 AGENT IN ITS INDIVIDUAL CAPACITY. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, the Administrative Agent and its Affiliates may receive information regarding the Borrowers or their Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrowers or their Affiliates) and acknowledge that neither the Administrative Agent nor its Affiliates shall be under an obligation to provide such information to them. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.


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             11.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may
resign as Administrative Agent upon 10 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by Packard (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent hereunder. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the Lenders. Effective upon such appointment by the Required Lenders or by the Administrative Agent and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents. If no successor agent has accepted appointment as Administrative Agent by the date which is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

             11.10 AUTHORIZATION TO RELEASE LIENS. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to release any Lien covering any Property of the Packard or any of its Subsidiaries that is the subject of a Disposition which is permitted by this Agreement or which has been consented to in accordance with Section 13.1.

             11.11 LEAD ARRANGER, BOOK MANAGER, SYNDICATION AGENT AND DOCUMENTATION AGENT. Neither the Lead Arranger, the Book Manager, the Syndication Agent nor the Documentation Agent shall, except as otherwise expressly set forth herein, have any duties or responsibilities hereunder in its capacity as such.


                             SECTION 12. GUARANTEE

             12.1 GUARANTEE. In order to induce the Administrative Agent and the Lenders to execute and deliver this Agreement and to make or maintain the Loans to the Subsidiary Borrowers hereunder, and in consideration thereof, Packard hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Lenders, the prompt and complete payment and performance by the Subsidiary Borrowers when due (whether at stated maturity, by acceleration or otherwise) of the Subsidiary Borrower Obligations, and Packard further agrees to pay any and all expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel) which may be paid or incurred by the Administrative Agent or by the Lenders in enforcing, or obtaining advice of counsel in respect of, any of their rights under the guarantee contained in this Section 12. The guarantee contained


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in this Section 12, subject to Section 12.5, shall remain in full force and effect until the Subsidiary Borrower Obligations are paid in full, the Commitments are terminated and no Letters of Credit are outstanding, notwithstanding that from time to time prior thereto the Subsidiary Borrowers may be free from any Obligations.

             Packard agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability under this Section 12, it will notify the Administrative Agent and such Lender in writing that such payment is made under the guarantee contained in this Section 12 for such purpose. No payment or payments made by the Subsidiary Borrowers or any other Person or received or collected by the Administrative Agent or any Lender from the Subsidiary Borrowers or any other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the Subsidiary Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Packard under this Section 12 which, notwithstanding any such payment or payments, shall remain liable for the Subsidiary Borrower Obligations until, subject to Section 12.5, the Obligations are paid in full, the Commitments are terminated and no Letters of Credit are outstanding.

             12.2 NO SUBROGATION, CONTRIBUTION, REIMBURSEMENT OR INDEMNITY. Notwithstanding anything to the contrary in this Section 12, Packard hereby irrevocably waives all rights which may have arisen in connection with the guarantee contained in this Section 12 to be subrogated to any of the rights (whether contractual, under the United States Bankruptcy Code (or similar action under any successor law or under any comparable law), including Section 509 thereof, under common law or otherwise) of the Administrative Agent or any Lender against the Subsidiary Borrowers or against the Administrative Agent or any Lender for the payment of the Subsidiary Borrower Obligations, until all such Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have been terminated. Packard hereby further irrevocably waives all contractual, common law, statutory and other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the Subsidiary Borrowers or any other Person which may have arisen in connection with the guarantee contained in this Section 12, until the Subsidiary Borrower Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have been terminated. So long as the Subsidiary Borrower Obligations remain outstanding, if any amount shall be paid by or on behalf of the Subsidiary Borrowers to Packard on account of any of the rights waived in this Section 12.2, such amount shall be held by Packard in trust, segregated from other funds of Packard, and shall, forthwith upon receipt by Packard, be turned over to the Administrative Agent in the exact form received by Packard (duly indorsed by Packard to the Administrative Agent, if required), to be applied against the Subsidiary Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine. The provisions of this Section 12.2 shall survive the term of the guarantee contained in this Section 12 and the payment in full of the Subsidiary Borrower Obligations and the termination of the Commitments.

             12.3 AMENDMENTS, ETC. WITH RESPECT TO THE SUBSIDIARY BORROWER OBLIGATIONS. Packard shall remain obligated under this Section 12 notwithstanding that, without any reservation of rights against Packard, and without notice to or further assent by Packard, any demand for payment of or reduction in the principal amount of any of the Subsidiary Borrower


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Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of such Obligations continued, and such Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement, any other Loan Document, and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lenders (or the Required Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Subsidiary Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Subsidiary Borrower Obligations or for the guarantee contained in this Section 12 or any property subject thereto.

             12.4 GUARANTEE ABSOLUTE AND UNCONDITIONAL. Packard waives any and all notice of the creation, renewal, extension or accrual of any of the Subsidiary Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 12 or acceptance of the guarantee contained in this Section 12; the Subsidiary Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 12; and all dealings between the Subsidiary Borrowers or Packard, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 12. Packard waives diligence, presentment, protest demand for payment and notice of default or nonpayment to or upon the Subsidiary Borrowers or Packard with respect to the Subsidiary Borrower Obligations. The guarantee contained in this Section 12 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to
(a) the validity or enforceability of this Agreement or any other Loan Document, any of the Subsidiary Borrower Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrowers against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Subsidiary Borrowers or Packard) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Subsidiary Borrowers for the Subsidiary Borrower Obligations, or of Packard under the guarantee contained in this Section 12, in bankruptcy or in any other instance. When the Administrative Agent or any Lender is pursuing its rights and remedies under this Section 12 against Packard, the Administrative Agent or any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Subsidiary Borrowers or any other Person or against any collateral security or guarantee for the Subsidiary Borrowers Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Subsidiary Borrowers or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Subsidiary Borrower or any such


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other Person or of any such collateral security, guarantee or right of offset shall not relieve Packard of any liability under this Section 12, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Lenders against Packard.

             12.5 REINSTATEMENT. The guarantee contained in this Section 12 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Subsidiary Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Subsidiary Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Subsidiary Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

             12.6 PAYMENTS. Packard hereby agrees that any payments in respect of the Subsidiary Borrower Obligations pursuant to this Section 12 will be paid to the Administrative Agent without setoff or counterclaim in Dollars or the relevant Offshore Currency, as applicable, at the office of the Administrative Agent specified in Section 13.6.


                           SECTION 13. MISCELLANEOUS

             13.1 AMENDMENTS AND WAIVERS. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 13.1. The Required Lenders and each Loan Party party to the relevant Loan Documents may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time,
(a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; PROVIDED, HOWEVER, that no such waiver and no such amendment supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan or Reimbursement Obligation (or, in each case, any portion thereof), extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest fee or letter of credit commission payable hereunder or extend the scheduled date of any payment thereof, amend, modify or waive any provision of Section 5.10(a),
(b) or (c), or increase the amount or extend the expiration date of any Lender's Revolving Credit Commitment, in each case without the consent of each Lender (including, in the case of Fronted Offshore Revolving Credit Loans, each relevant Fronted Revolving Credit Loan Participant) directly affected thereby;
(ii) amend, modify or waive any provision of this Section 13.1 or reduce any percentage specified in the definition of Required Lenders or Required Prepayment Lenders, consent to the assignment or transfer by Packard of any of its rights and obligations under this Agreement and the other Loan Documents, release the


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guarantee of Packard contained in Section 12, release all or substantially all of the Collateral or release Packard or any material Subsidiary Guarantor from its obligations under the Guarantee and Collateral Agreement (other than as provided for hereunder), in each case without the written consent of all Lenders; (iii) reduce the percentage specified in the definition of Majority Facility Lenders without the written consent of all Lenders under each affected Facility; (iv) amend, modify or waive any provision of Section 11 without the written consent of the Administrative Agent; or (v) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

             13.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Banking Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrowers and the Administrative Agent, as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders and, as set forth in
Schedule 1.1A or in the relevant Borrowing Subsidiary Agreement in the case of the Subsidiary Borrowers, or to such other address as may be hereafter notified by the respective parties hereto:

            The Borrowers:    Packard BioScience Company
                              800 Research Parkway
                              Meriden, CT 06450
                              Attention:  Chief Financial Officer
                              Fax:  (203) 235-6089

The Administrative Agent:     For notices of borrowing, payments and other
                              administrative matters:


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                              Bank of America, N.A.
                              ABA No.: 053000196
                              Account No.: 1366212250600
                              Attn: Corporate Credit Services
                              Ref:  Packard BioScience Company
                              Agency Administrative Services
                              101 North Tryon Street
                              15th Floor
                              Charlotte, NC  28255
                              Attention: Holly Elsroth
                              Fax: (704) 409-0044
                              Tel: (704) 387-1184


                              For all other notices (including with respect to amendments and waivers):

                              Bank of America, N.A.
                              1455 Market Street,
                              12th Floor
                              San Francisco, California 94103
                              Attention: Liliana Claar
                              Fax: (415) 436-3425
                              Tel: (415) 436-2770

PROVIDED that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

             13.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

             13.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

             13.5 PAYMENT OF EXPENSES AND TAXES. Packard agrees (and each Subsidiary Borrower severally agrees, to the extent applicable to actions or omissions by it under the Loan Documents or related documents to which it is a party) (a) to pay or reimburse the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection


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herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, trustees, professional advisors, employees, affiliates, agents and controlling persons (each, an "indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of Packard any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), PROVIDED, that neither Packard nor any Subsidiary Borrower shall have any obligation hereunder to any indemnitee with respect to indemnified liabilities to the extent such indemnified liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such indemnitee. In the case of an investigation, litigation or proceeding or preparation of a defense to which the indemnity in this Section
13.5 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by Packard or any of its Subsidiaries, any equityholders or creditors or an indemnitee and whether or not an indemnitee is otherwise a party thereto. The agreements in this Section 13.5 shall survive repayment of the Loans and all other amounts payable hereunder.

             13.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS. (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Issuing Lender, the Fronting Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that Packard may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

             (b) Any Lender may, without the consent of the Borrowers, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each a "PARTICIPANT") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such


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Lender shall remain the holder of any such Loan for all purposes under this
Agreement and the other Loan Documents, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. Each Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, PROVIDED that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 13.7(a) as fully as if it were a Lender hereunder. Each Borrower also agrees that each Participant shall be entitled to the benefits of Sections 5.11, 5.12 and 5.13 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; PROVIDED that, in the case of Section 5.12, such Participant shall have complied with the requirements of said Section and PROVIDED, FURTHER, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

             (c) Any Lender (an "ASSIGNOR") may, in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of Packard and the Administrative Agent (and in the case of assignments of Revolving Credit Commitments, each Fronting Lender and the Issuing Lender), which consent in each case will not be unreasonably withheld or delayed, to an additional bank, financial institution or other entity (an "ASSIGNEE") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit N executed by such Assignee and such Assignor (and, in the case of an Assignee that is not then a Lender or an affiliate thereof by Packard and the Administrative Agent) and delivered to the Administrative Agent for its acceptance; PROVIDED that no such assignment to an Assignee (other than any Lender or any affiliate thereof) shall be in an aggregate principal amount of less than $5,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by Packard and the Administrative Agent. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance,
(x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this Section 13.6, the consent of Packard shall not be required, and, unless


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

requested by the Assignee and/or the Assignor, new Notes shall not be required to be executed and delivered by the Borrowers, for any assignment which occurs at any time when any of the events described in Section 10(f) shall have occurred and be continuing with respect to Packard.

             (d) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by Packard and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall promptly accept such Assignment and Acceptance.

             (e) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrowers to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement, and any such recordation shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded, PROVIDED that the failure to make any such recordation or any error in such recordation shall not affect any Borrower's obligations hereunder or under any Note. At the request of the Administrative Agent, each Fronting Lender will provide to the Administrative Agent a copy of its records maintained pursuant to this Section.

             (f) The Loans made by each Lender shall be evidenced by a Note issued by the relevant Borrower, substantially in the form of Exhibit 0-1, 0-2 or 0-3, as the case may be, payable to the order of such Lender. Each Lender is hereby authorized to record, on the schedule annexed to and constituting a part of the relevant Note, information regarding the relevant Loans made by such Lender, and any such recordation shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded, PROVIDED that the failure to make any such recordation or any error in such recordation shall not affect any Borrower's obligations hereunder or under any Note. On or prior to the effective date of an Assignment and Acceptance, each relevant Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the relevant Notes, new Notes to the order of the Assignee and, if applicable, the Assignor. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby.

             (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 13.6 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

             13.7 ADJUSTMENTS; SET-OFF. (a) Except to the extent that this Agreement provides for payments to be allocated to the Lenders under a particular Facility, if any Lender (a "BENEFITTED LENDER") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 10(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or the Reimbursement Obligations owing to such other Lender, or interest thereon, such Benefitted


                                       94
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Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan and/or of the Reimbursement Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

             (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrowers, any such notice being expressly waived by each of the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrowers hereunder (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrowers. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such setoff and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such setoff and application.

             13.8 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with Packard and the Administrative Agent.

             13.9 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

             13.10 INTEGRATION. This Agreement and the other Loan Documents represent the agreement of the Borrowers, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

             13.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

             13.12 SUBMISSION TO JURISDICTION; WAIVERS. Each of the Borrowers hereby irrevocably and unconditionally:


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             (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

             (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

             (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Packard at its address set forth in Section 13.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

             (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

             (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 13.12 any special, exemplary, punitive or consequential damages.

             13.13 ACKNOWLEDGEMENTS. Each of the Borrowers hereby acknowledges that:

             (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

             (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to such Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and such Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

             (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers and the Lenders.

             13.14 WAIVERS OF JURY TRIAL. THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

             13.15 CONVERSION OF CURRENCIES. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto (including any Subsidiary Borrower) agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Banking Day immediately preceding the day on which final judgment is given.

             (b) The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "APPLICABLE CREDITOR") shall, notwithstanding any judgment in a currency (the "JUDGMENT CURRENCY") other than the currency in which such sum is stated to be due hereunder (the "AGREEMENT CURRENCY"), be discharged only to the extent that, on the Banking Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 13.15 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

             13.16 CONFIDENTIALITY. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; PROVIDED that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate of any Lender, (b) to any Participant or Assignee (each, a "TRANSFEREE") or prospective Transferee which agrees to comply with the provisions of this Section 13.16, (c) to the employees, directors, agents, attorneys, accountants and other professional advisors of the Administrative Agent or such Lender or their respective affiliates, (d) upon the request or demand of any Governmental Authority having jurisdiction over the Administrative Agent or such Lender, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) which has been publicly disclosed other than in breach of this Section 13.16, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

             13.17 RELEASE OF COLLATERAL. Upon the sale, lease, transfer or other disposition of any item of Collateral of any Loan Party (including, without limitation, the Canberra Sale) in accordance with the terms of the Loan Documents, the Administrative Agent will, at such Loan Party's expense, execute and deliver to such Loan Party such documents (without recourse and without any representation or warranty) as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents in accordance with the terms of the Loan Documents.

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                    PACKARD BIOSCIENCE COMPANY


                                    By: /s/ Ben D. Kaplan
                                        --------------------------------
                                        Name:  Ben D. Kaplan
                                        Title: V.P. & CFO


                                    BANK OF AMERICA, N.A.,
                                    as Administrative Agent and a Lender


                                    By: /s/ Heidi-Anne Sandquist
                                        --------------------------------
                                        Name:  Heidi-Anne Sandquist
                                        Title: Vice President


                                    BANC OF AMERICA SECURITIES LLC,
                                    as  Lead Arranger and Book Manager


                                    By: /s/ Heidi-Anne Sandquist
                                        --------------------------------
                                        Name:  Heidi-Anne Sandquist
                                        Title: Vice President


                                    FLEET NATIONAL BANK,
                                    as  Syndication Agent and a Lender


                                    By: /s/ K. E. Burke
                                        --------------------------------
                                        Name:  K. E. Burke
                                        Title: Vice President


                                    GENERAL ELECTRIC CAPITAL CORPORATION,
                                    as Documentation Agent
                                    and a Lender


                                    By: /s/ Peggy Erlenkotter
                                        --------------------------------
                                        Name:  Peggy Erlenkotter
                                        Title: Duly Authorized Signatory

                                    CITIZEN'S BANK OF CONNECTICUT,
                                    as a Lender


                                    By: /s/ Karen F. Booth
                                        --------------------------------
                                        Name:  Karen F. Booth
                                        Title: Vice President


                                    PEOPLE'S BANK, as a Lender


                                    By: /s/ Robert L. Massaco
                                        --------------------------------
                                        Name:  Robert L. Massaco
                                        Title: Vice President


                                    WEBSTER BANK, as a Lender


                                    By: /s/ Stephen Festa
                                        --------------------------------
                                        Name:  Stephen Festa
                                        Title: Vice President

                                                                         Annex A


                                  PRICING GRID




================================================================================
Consolidated Leverage   Applicable Margin    Applicable Margin   Commitment Fee
        Ratio         for Eurodollar Loans  for Base Rate Loans       Rate
--------------------------------------------------------------------------------
Greater than or equal
to 3.50:1.00                  2.75%              1.75%              0.500%
--------------------------------------------------------------------------------
Greater than or equal
to 3.00:1.00, but
less than 3.50:1.00          2.250%              1.250%             0.500%
--------------------------------------------------------------------------------
Greater than or equal
to 2.00:1.00, but
less than 3.00:1.00          1.750%              0.750%             0.500%
--------------------------------------------------------------------------------
Less than 2.00:1.00          1.250%              0.250%             0.375%
================================================================================


Changes in the Applicable Margin or in the Commitment Fee Rate resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the "ADJUSTMENT DATE") on which financial statements are received by the Administrative Agent pursuant to Section 8.1(a)(i) or 8.1(b) (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 3.50 to 1.00. Each determination of the Consolidated Leverage Ratio pursuant to this definition shall be made with respect to the period of four consecutive fiscal quarters of Packard ending at the end of the period covered by the relevant financial statements.

                                                                   Schedule 1.1A

                          REVOLVING CREDIT COMMITMENTS


      Lender                      Revolving Credit Commitment       % of Total
      ------                      ---------------------------       ----------

Bank of America                           $20,000,000                   20%

Fleet National Bank                       $20,000,000                   20%

General Electric Capital Corporation      $20,000,000                   20%

Citizen's Bank of Connecticut             $20,000,000                   20%

People's Bank                             $10,000,000                   10%

Webster Bank                              $10,000,000                   10%
                                          -----------                   ---

                        Total            $100,000,000                  100%